KEREN LIMITED PARTNERSHIP,


                                             Landlord



                                       and



                        CADUS PHARMACEUTICAL CORPORATION,


                                               Tenant


                     ---------------------------------------


                                      LEASE

                     ---------------------------------------









                            The Landmark at Eastview
                               Towns of Greenburgh
                               and Mount Pleasant
                          Westchester County, New York

                                TABLE OF CONTENTS

Article                                                                     Page
- -------                                                                     ----
1 - Demise and Rent and Definitions .......................................    1

2 - Use ...................................................................    5

3 - Condition of Premises .................................................    5

4 - Tax Payments ..........................................................    6

5 - Operating Expense Payments ............................................    8

6 - Subordination, Notice to Superior
      Lessors and Superior Mortgagees .....................................   12

7 - Quiet Enjoyment .......................................................   14

8 - Assignment, Subletting and Mortgaging .................................   14

9 - Compliance With Legal and Insurance Requirements ......................   22

10 - Insurance ............................................................   24

11 - Rules and Regulations ................................................   26

12 - Alterations ..........................................................   26

13 - Landlord's and Tenant's Property .....................................   28

14 - Repairs and Maintenance ..............................................   29

15 - Electric Energy ......................................................   30

16 - Heat, Ventilation and Air-Conditioning ...............................   33

17 - Other Services; Service Interruption .................................   33

18 - Access and Name of Project ...........................................   35

19 - Notice of Occurrences ................................................   36

20 - Non-Liability and Indemnification ....................................   37

21 - Damage or Destruction ................................................   38

22 - Eminent Domain .......................................................   40

23 - Surrender and Holding Over ...........................................   41

24 - Default ..............................................................   42

25 - Re-entry by Landlord .................................................   44

26 - Damages ..............................................................   45

27 - Affirmative Waivers ..................................................   47

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Article                                                                     Page
- -------                                                                     ----

28 - No Waivers ...........................................................   48

29 - Curing Tenant's Defaults .............................................   48

30 - Broker ...............................................................   48

31 - Notices ..............................................................   49

32 - Estoppel Certificates ................................................   49

33 - Execution and Delivery of Lease ......................................   50

34 - Recording of Lease ...................................................   50

35 - Parking ..............................................................   50

36 - Environmental Compliance .............................................   50

37 - Signs ................................................................   51

38 - Approval Contingency .................................................   51

39 - Relocation of Premises ...............................................   51

40 - Partnership or Multi-Person Tenant ...................................   53

41 - Miscellaneous ........................................................   53

                                    EXHIBITS

Exhibit A - Plan of Premises

Exhibit B - Schedule of Fixed Rent

Exhibit C - Rules and Regulations

Exhibit D - Parking Area

Exhibit 1 - Description of Asbestos

Exhibit 2 - Description of Keren's Equipment

Exhibit 3 - Cleaning Schedule

Exhibit 4 - Description of First Offer Space

                  LEASE, dated as of _________ __, 1995, between KEREN LIMITED PARTNERSHIP, a Delaware limited partnership having an office at 777 Old Saw Mill River Road, Tarrytown, New York 10591-6705 (herein called "Landlord") and CADUS PHARMACEUTICAL CORPORATION, a New York corporation having an office at 180 Varick Street, New York, New York 10014 (herein called "Tenant").

                              W I T N E S S E T H :

                   ARTICLE 1 - Demise and Rent and Definitions

                   1.01. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises (as defined in Section 1.02) in the building known as The Spine Building and identified as such on the plan attached hereto as Exhibit A (herein called the "Building") on Landlord's land (herein called "Land") located along Old Saw Mill River Road, partly in the Town of Greenburgh and partly in the Town of Mount Pleasant, in the County of Westchester and State of New York and called "The Landmark at Eastview." Landlord intends to and shall have the right at any time to cause part or parts of the Land to become a separate tax lot or separate tax lots in connection with future development thereof. If Landlord does so, any separate tax lots that do not include the Premises shall be excluded from the Land and "Land" shall mean only the land in the tax lot of which the Premises are a part. The Land and all of the buildings and other improvements presently and hereafter located thereon are herein collectively called the "Project." The buildings and other improvements presently and hereafter located on the Land are herein collectively called the "Improvements."

                  1.02. The premises (herein called the "Premises") leased to Tenant consist of approximately 18,400 rentable square feet of office and research space (the "Main Space") and approximately 1,265 square feet of storage space (the "Storage Space"), and are shown on Exhibit A. Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others, subject to the terms and conditions of this Lease, including the Rules and Regulations (as hereinafter defined): (a) the common lobbies, corridors, stairways and elevators of the Building, if any, and (b) if the Premises includes less than the rentable floor area of any floor, the common toilets, corridors and lobby, if any, of such floor.

                  1.03. The term of this Lease (herein called the "Term") shall commence on January 1, 1998 (herein called the "Commencement Date") and shall end at 11:59 p.m. on December 31, 2007, or on such earlier date upon which the Term shall expire or be canceled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law. If for any reason the Commencement Date shall be other than the specific date set forth above, then, promptly following the Commencement Date the parties hereto shall enter into an agreement in form and substance satisfactory to Landlord setting forth the Commencement Date. If this Lease contains any renewal option or options, then upon the valid exercise of any renewal option, the word "Term" shall be deemed to include the renewal period for which said option or options was or were exercised.

                  1.04. The rents shall be and consist of (a) fixed rent (herein called the "Fixed Rent") at the rate or rates per annum set forth on Exhibit B which shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the Term, and (b) additional charges (herein called the "Additional Charges") consisting of all other sums of money as shall become due from and payable by Tenant to Landlord hereunder; all the Fixed Rent and Additional Charges shall be paid in lawful money of the

United States to Landlord at its office c/o Keren Developments Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591-6705, Attention: Accounts Receivable, or such other place, or to Landlord's agent and at such other place, as Landlord shall designate by notice to Tenant.

                  1.05. Tenant shall pay the Fixed Rent and Additional Charges promptly when due without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided for in this Lease or by law. If the Commencement Date occurs on a day other than the first day of a calendar month, the Fixed Rent for the partial calendar month at the commencement of the Term shall be prorated.

                  1.06. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Fixed Rent or Additional Charges shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or provided at law.

                  1.07. Tenant shall pay the Fixed Rent and Additional Charges as above and as herein provided, by good and sufficient check (subject to collection) drawn on a New York City bank which is a member of the New York Clearing House or a successor thereto.

                  1.08. If Tenant fails to make any payment of Fixed Rent or Additional Charges on or before the due date thereof, Tenant shall pay to Landlord a late charge of 5% of the amount of such payment and, in addition, such unpaid amount shall bear interest at a rate (herein called the "Lease Interest Rate") equal to the lesser of (a) the rate announced by Citibank, N.A. or its successor from time to time as its prime or base rate, plus 4%, or (b) the maximum applicable legal rate, if any, from the date such amount became due and payable to the date of payment thereof by Tenant. Such late charge and interest shall be due and payable on demand.

                  1.09. If any of the Fixed Rent or Additional Charges shall be or become uncollectible, reduced or required to be refunded because of any Legal Requirements (as defined in Section 1.10(i)), Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the rent shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and (b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to (i) the rent which would have been paid pursuant to this Lease but for such legal rent restriction, less (ii) the rent actually paid by Tenant during the period such legal rent restriction was in effect.

                  1.10. The following terms, whenever used in this Lease, shall have the meanings indicated:

                           (a) The term "and/or" when applied to two or more matters or things shall be construed to apply to any one or more or all thereof as the circumstances warrant at the time in question.

                           (b) The term "Business Days" shall mean all days except Saturdays, Sundays and days observed by the Federal or the state governments as legal holidays.

                           (c) The term "Business Hours" shall mean 9:00 a.m. to 6:00 p.m.

                           (d) The term "Guarantor" shall mean any person guaranteeing the obligations of Tenant under this Lease.

                           (e) The terms "herein" and "hereunder," and words of similar import, shall be construed to refer to this Lease as a whole, and not to any particular Article or Section, unless expressly so stated.

                           (f) The term "Insurance Requirements" shall mean the rules, regulations, orders and requirements of the New York Board of Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Building and/or the Premises, whether now or hereafter in force, and the requirements of any insurance policy maintained by Landlord.

                           (g) The term "Landlord" shall mean only the owner at the time in question of the Building or of a lease of the Building, so that in the event of any transfer or transfers of title to the Building or of Landlord's interest in a lease of the Building, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, and it shall be deemed, without further agreement that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord's interest under this Lease.

                           (h) The term "Lease Year" shall mean the 12-month period beginning on the Commencement Date or commencing on any anniversary of the Commencement Date.

                           (i) The term "Legal Requirements" shall mean laws and ordinances of any or all of the federal, state, city, town, county, borough and village governments and rules, regulations, orders and directives of any and all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Building and/or the Premises, and the direction of any public officer pursuant to law, whether now or hereafter in force.

                           (j) The term "person" shall mean any natural person or persons, a partnership, a corporation, and any other form of business or legal association or entity.

                           (k) The term "Tenant" shall mean the Tenant herein named or any assignee or other successor in interest (immediate or remote) of the Tenant herein named, which at the time in question is the owner of the Tenant's estate and interest granted by this Lease; but the foregoing provisions of this subsection shall not be construed to permit any assignment of this Lease or to relieve the Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of the Tenant herein named from the full and prompt payment, performance and observance of the covenants, obligations and conditions to be paid, performed and observed by Tenant under this Lease.

                                 ARTICLE 2 - Use

                  2.01. Tenant shall use and occupy the Premises for offices and a pharmaceutical research facility with respect to the Main Space and for storage with respect to the Storage Space, and for no other purpose.

                  2.02. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business in the Premises or any part thereof (other than the present certificate of occupancy for the Premises or for the Building), Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Premises, or any part thereof, in any manner
(a) which violates the certificate of occupancy for the Premises or for the Building or any other permit or license issued pursuant to any Legal Requirements; (b) which causes or is liable to cause injury to the Building or any equipment, facilities or systems therein; (c) which constitutes a violation of the Legal Requirements or Insurance Requirements; (d) which impairs or tends to impair the character, reputation or appearance of the Building as a first class office building; (e) which impairs or tends to impair the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems; or (f) which annoys or inconveniences or tends to annoy or inconvenience other tenants or occupants of the Project. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Premises, or any part thereof, for (i) the production or disposal of any toxic chemicals, (ii) a banking, trust company, or safe deposit business, or
(iii) a restaurant and/or bar.


                        ARTICLE 3 - Condition of Premises

                  3.01. Tenant is leasing the Premises "as is" on the date hereof, except for reasonable wear and tear and the rights of the present occupant(s) of the Premises to remove its or their trade fixtures and other property from the Premises; and the taking of possession by Tenant of the Premises shall be conclusive evidence as against Tenant that the Premises and the Building were in good and satisfactory condition at the time such possession was taken.

                  3.02. If Landlord is unable to give possession of the Premises on the Commencement Date, because of the holding over or retention of possession by any tenant, undertenant or occupant, or because of the fact that a temporary or permanent certificate of occupancy has not been procured, or for any other reason (including, but not limited to, the occurrence of any of the events described in Section 41.04), Landlord shall not be subject to any liability for failure to give possession on the Commencement Date and the validity of this Lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the Term, but the Fixed Rent and Additional Charges payable hereunder shall be abated (provided Tenant is not responsible for the inability to obtain possession) until Landlord tenders possession to Tenant. If Landlord gives Tenant permission to enter into the possession of the Premises prior to the Commencement Date, such possession or occupancy shall be deemed to be upon all the terms, covenants, conditions and provisions of this Lease, including, without limitation, the payment of the Fixed Rent and Additional Charges. Tenant hereby waives the provisions of
Section 223-a of the Real Property Law of the State of New York, and agrees that the provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of said Section 223- a.

                            ARTICLE 4 - Tax Payments

                  4.01. For the purposes of this Article 4 and other provisions of this Lease:

                           (a) The term "Taxes" shall mean (i) the real estate taxes, assessments and special assessments imposed upon the Project by any federal, state, municipal or other governments or governmental bodies or authorities, and (ii) any expenses incurred by Landlord or any other tenant in contesting such taxes or assessments and/or the assessed value of the Improvements and/or the Land, which expenses shall be allocated to the Tax Year to which such expenses relate. If at any time during the Term the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate there shall be levied, assessed or imposed (x) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (y) any other such additional or substitute tax, assessment, levy, imposition or charge, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term "Taxes" for the purposes hereof.

                           (b) The term "Tax Year" shall mean the period of 12 calendar months beginning on January 1 of the year in which the Term commences, and each succeeding 12-month period thereafter.

                           (c) The term "Tenant's Proportionate Share" shall mean 2.66%, subject to change as provided in Section 4.06 and subject to change as provided below in this subdivision (c). If any building or buildings is or are enlarged, demolished or removed from the Land or any new building or buildings is or are erected on the Land, the term "Tenant's Proportionate Share" shall mean the percentage that represents a fraction the numerator of which is the number of square feet of gross rentable area in the Premises and the denominator of which is the aggregate number of square feet of gross rentable area of all the buildings on the Land, subject to change as provided in Section 4.06.

                  4.02. Any Taxes for a real estate fiscal tax year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in the real estate fiscal tax year included in the particular Tax Year for the purpose of making the computations under Section 4.03.

                  4.03. For each Tax Year, any part of which shall occur during the Term, Tenant shall pay to Landlord an amount (prorated to the extent provided in Section 4.05, if applicable) (herein called the "Tax Payment") equal to Tenant's Proportionate Share of the Taxes for such Tax Year. The Tax Payment for each Tax Year shall be due and payable in installments in the same manner and at the same time that the Taxes for such Tax Year are first due and payable to the appropriate taxing authority. Landlord shall bill Tenant for any Tax Payment installment(s) payable by Tenant pursuant to this Article, such bill to set forth in reasonable detail the computation of the Tax Payment and the particular installment(s) thereof being billed. In the event of any increase or decrease in the Taxes for any Tax Year, whether during or after such Tax Year, the Tax Payment for such Tax Year shall be appropriately adjusted and paid or refunded, as the case may be, in accordance therewith.

                  4.04. If Landlord shall receive a refund of the Taxes for any Tax Year, Landlord shall either pay to Tenant, or permit Tenant to credit against subsequent payments under this Lease, Tenant's Proportionate Share of the net refund (after deducting from such total refund the costs and expenses, including, but not limited to, appraisal, accounting and legal fees of obtaining the same, to the extent that such costs and expenses were not included in the Taxes for such Tax Year); provided, however, such payment or credit to Tenant shall in no event exceed Tenant's Tax Payment paid for such Tax Year.

                  4.05. If a Tax Year begins prior to the commencement of the Term or ends after the expiration or termination of the Term, the Tax Payment therefor shall be prorated to correspond to that portion of such Tax Year occurring within the Term.

                  4.06. If Landlord causes part or parts of the Land to become a separate tax lot or separate tax lots, then the term "Tenant's Proportionate Share" shall be the percentage that represents a fraction, the numerator of which is the number of square feet of gross rentable area in the Premises and the denominator of which is the aggregate number of square feet of gross rentable area of all the buildings in the separate tax lot of which the Premises are a part.

                     ARTICLE 5 - Operating Expense Payments

                  5.01. For the purposes of this Article 5 and other provisions of this Lease:

                      (a) The term "Operating Expenses" shall mean all expenses paid or incurred by Landlord or on Landlord's behalf in respect of the repair, maintenance and operation of the Project, including, without limitation, all expenses paid or incurred as a result of Landlord complying with its obligations under this Lease. Operating Expenses shall include, without limitation, (i) salaries, wages, medical, surgical, union and general welfare benefits (including, without limitation, group life insurance and pension and welfare payments and contributions and all other fringe benefits paid to, for or with respect to all persons (whether employees of Landlord or its managing agent) engaged in the repair, operation and maintenance of the Project;
         (ii) payroll taxes, workers' compensation, uniforms, dry cleaning, and related expenses for such persons; (iii) the cost of all charges for gas, steam, electricity, heat, ventilation, air-conditioning, water and other utilities furnished to the buildings within the Project (including, without limitation, the common areas thereof) together with any taxes on such utilities (excluding however, the cost of electricity, heat, ventilating and air-conditioning described in clauses (9) and (10) of this definition); (iv) the cost of painting;
         (v) the cost of building and cleaning supplies and equipment, cost of replacements for tools and equipment used in the operation, maintenance, and repair of the Property and charges for telephone service for the Property; (vi) financial expenses incurred in connection with the operation of the Project, such as insurance premiums (including, without limitation, liability insurance, fire and casualty insurance, rent insurance and any other insurance), attorneys' fees and disbursements (exclusive of any such fees and disbursements incurred in applying for any reduction of Taxes or in connection with the leasing of space in the Project or the enforcement of leases), auditing and other professional fees and expenses, association dues and any other ordinary and customary financial expenses incurred in connection with the operation of the Project; (vii) the cost or rentals of all supplies (including, without limitation, cleaning supplies), tools, materials and equipment, and sales and other taxes thereon;
         (viii) cost of hand tools and other movable equipment used in the repair, maintenance or operation of the Project; (ix) the cost of all charges for window and other cleaning and janitorial and security services; (x) charges of independent contractors; (xi) the cost of repairs and replacements made by Landlord; (xii) the cost of alterations and improvements to the Project made by reason of Legal Requirements or Insurance Requirements; (xiii) payments under service contracts; (xiv) management fees or, if no managing agent is employed by Landlord, a sum in lieu thereof which is not in excess of the then prevailing rates for management fees of similar properties in Westchester County (but not less than 3-1/2% of the rents and additional charges); (xv) all other charges properly allocable to the repair, operation and maintenance of the Project in accordance with generally accepted accounting principles; and (xvi) 15% of all of the foregoing expenses to cover Landlord's administrative supervision, overhead and general conditions; excluding, however, (1) depreciation,
         (2) interest on and amortization of debts, (3) ground rent, (4) leasehold improvements made for existing or future tenants of the Project, (5) brokerage commissions, (6) refinancing costs, (7) costs and expenses in connection with the construction of new buildings, (8) Taxes, (9) the cost of Basic Electric and HVAC Electric (as such terms are defined in Section 15.01) furnished to the Premises or to other tenants of the Project and (10) the cost of producing and furnishing steam and chilled water to provide heat, ventilating and air-conditioning furnished to the Premises or to other tenants of the Project. The cost of any capital improvement (excluding any new buildings) or machinery or equipment shall be included in Operating Expenses for the Operating Year in which such improvement was made or machinery or equipment was purchased, provided that to the extent the cost of such capital improvement or machinery or equipment is required to be capitalized for federal income tax purposes, such cost shall be amortized on a straight-line basis over the useful life thereof utilized for federal income tax purposes, and the annual amortization of such capital improvement or machinery or equipment, together with interest on the unamortized balance of such cost at the Lease Interest Rate, shall be included in Operating Expenses. Any cost or expense shall be included in Operating Expenses for any Operating Year no more than once, notwithstanding that such cost or expense may fall under more than one of the categories listed above. Landlord may use related or affiliated entities to provide services or furnish materials for the Project provided that the rates or fees charged by such entities are competitive with those charged by unrelated or unaffiliated entities for the same services or materials. If during any Operating Year the tenant or occupant of any space in the Project undertook to perform work or services therein in lieu of having

         Landlord perform the same and the cost thereof would have been included in Operating Expenses if done by Landlord, then, in any such event(s), the Operating Expenses for such Operating Year shall include the amount that would have been incurred if Landlord had performed such work or services, as the case may be. Operating Expenses shall be calculated on the accrual basis of accounting.

                           (b) The term "Operating Year" shall mean the calendar year beginning on January 1 of the year in which the Term commences, and each succeeding calendar year thereafter.

                           (c) The term "Operating Statement" shall mean a written statement prepared by Landlord or its agent, setting forth Landlord's computation of the sum payable by Tenant under this Article for a specified Operating Year.

                  5.02. For each Operating Year, any part of which occurs during the Term, Tenant shall pay to Landlord an amount (prorated to the extent provided in Section 5.06, if applicable) (herein called the "Operating Payment") equal to the greater of (a) Tenant's Proportionate Share of the Operating Expenses for such Operating Year, or (b) the Operating Payment for the prior Operating Year. Said payments shall be made as provided in Section 5.03.

                  5.03. Landlord shall furnish to Tenant, prior to the commencement of each Operating Year (or, in the case of the Operating Year in which the Term commences, prior to the Commencement Date), a written statement setting forth Landlord's estimate of the Operating Payment for such Operating Year. Tenant shall pay to Landlord on the first day of each month during such Operating Year (or the portion thereof subsequent to the Commencement Date, as the case may be) an amount equal to one-twelfth of Landlord's estimate of the Operating Payment for such Operating Year. If, however, Landlord shall furnish any such estimate for an Operating Year subsequent to the commencement thereof, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section in respect of the last month of the preceding Operating Year;
(b) after such estimate is furnished to Tenant or included in or together with such estimate, Landlord shall give notice to Tenant stating whether the installments of the Operating Payment previously made for such Operating Year were greater or less than the installments of the Operating Payment to be made for such Operating Year in accordance with such estimate, and (i) if there shall be a deficiency, Tenant shall pay to Landlord the amount thereof within 10 days after demand therefor, or (ii) if there shall have been an overpayment, Landlord shall promptly either refund to Tenant the amount thereof or permit Tenant to credit the amount thereof against subsequent payments under this Article or
Article 4; and (c) on the first day of the month following the month in which such estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth of the Operating Payment shown on such estimate. Landlord may, at any time during each Operating Year, furnish to Tenant a revised statement of Landlord's estimate of the Operating Payment for such Operating Year; and in such case, the Operating Payment for such Operating Year shall be adjusted and paid or refunded, as the case may be, substantially in the same manner as provided in the preceding sentence.

                  5.04. Within 120 days after the end of each Operating Year Landlord shall furnish to Tenant an Operating Statement for such Operating Year. If the Operating Statement shows that the sums paid by Tenant under Section 5.03 exceeded the Operating Payment to be paid by Tenant for such Operating Year, Landlord shall promptly either refund to Tenant the amount of such excess or permit Tenant to credit the amount of such excess against subsequent payments under this Article or Article 4; and if the Operating Statement for such Operating Year shows that the sums so paid by Tenant were less than the Operating Payment to be paid by Tenant for such Operating Year, Tenant shall pay to Landlord the amount of such deficiency within 10 days after demand therefor.

                  5.05. Tenant, upon notice given within 60 days of the receipt of such Operating Statement, may elect to have Tenant's designated (in such notice) certified public accountant (who may be an employee of Tenant) examine such of Landlord's books and records as are directly relevant to the Operating Statement in question. (If Tenant shall not give such notice within such 60-day period, then the Operating Statement as furnished by Landlord shall be conclusive and binding upon Tenant.) Tenant, pending the resolution of any contest shall continue to pay all sums as determined to be due in the first instance by Landlord's Operating Statement and upon the resolution of such contest, suitable adjustment shall be made in accordance therewith with appropriate refund to be made by Landlord to Tenant (or credit allowed Tenant against the Fixed Rent and Additional Charges becoming due).

                  5.06. If the Commencement Date shall occur other than on the first day of an Operating Year or an Operating Year ends after the expiration or termination of this Lease, any Additional Charges in respect thereof payable under this Article shall be equitably prorated to correspond to that portion of the Operating Year occurring within the Term.

                  ARTICLE 6 - Subordination, Notice to Superior
                         Lessors and Superior Mortgagees

                  6.01. The holder of any mortgage which may now or hereafter affect the Land and/or the Building and/or any Superior Lease (as hereinafter defined) may elect that this Lease and all rights of Tenant hereunder shall have priority over such mortgage and, upon notification by such holder to Tenant, this Lease shall be deemed to have priority over such mortgage, whether this Lease is dated prior to or subsequent to the date of such mortgage. Except for any mortgage where the holder gave the aforesaid notification that this Lease shall have priority over such mortgage, this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases of the Land and/or the Improvements now or hereafter existing and to all mortgages which may now or hereafter affect the Land and/or the Improvements and/or any of such leases, including, without limitation, that certain Mortgage Consolidation, Modification, Extension and Spreader Agreement dated as of September 30, 1987, between Landlord, as Mortgagor, and Swiss Bank Corporation, New York Branch (herein called "Swiss Bank"), as Mortgagee, and that certain Restated Mortgage dated as of September 30, 1987, between Landlord, as Mortgagor, and Union Carbide Corporation (now known as Union Carbide Chemicals and Plastics Company Inc.) (herein called "Carbide"), as Mortgagee, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination or priority (as described in the first sentence of this Section) shall be required. In confirmation of such subordination or priority (as described in the first sentence of this Section), Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination or priority; and if Tenant fails to execute, acknowledge or deliver any such instruments within 10 days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute and deliver any such instruments for and on behalf of Tenant. Any lease to which this Lease is, at the time referred to, subject and subordinate is herein called a "Superior Lease," and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called a "Superior Lessor" and any mortgage (a) to which this Lease is, at the time referred to, subject and subordinate or (b) to which this Lease shall have priority due to the effect of the first sentence of this Section is herein called a "Superior Mortgage" and the holder of a Superior Mortgage is herein called a "Superior Mortgagee."

                  6.02. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and each Superior Mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Tenant, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the longer of 180 days or the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Superior Mortgagee or Superior Lessor shall with due diligence give Tenant notice of intention to, and commence and continue to, remedy such act or omission. The current address of Swiss Bank, a Superior Mortgagee, is Swiss Bank Tower, 15th Floor, 10 East 50th Street, New York, New York 10022, Attention of Real Estate Department, Mr. Roy Chin, Director, Restructuring. The current address of Carbide, a Superior Mortgagee, is 39 Old Ridgebury Road, Danbury, Connecticut 06817- 0001, Attention of Mr. James N. Barton, Director of General Services.

                  6.03. If any Superior Mortgagee or Superior Lessor shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights (herein called a "Successor Landlord") and upon such Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease; (b) be subject to any offset, not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; (c) be obligated to complete any work to prepare the

Premises for Tenant's occupancy; (d) be obligated to make any payment to or on behalf of Tenant; (e) be required to account for any security deposit other than any actually delivered to the Successor Landlord; or (f) be bound by any previous modification of this Lease or by any previous prepayment of more than one month's Fixed Rent, unless such modification or prepayment shall have been expressly approved in writing by the lessor of the Superior Lease or the holder of the Superior Mortgage through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

                  6.04. If any prospective or actual Superior Mortgagee or Superior Lessor requires any modification of this Lease, Tenant shall, upon notice thereof from Landlord, promptly execute and deliver to Landlord the instrument accompanying said notice from Landlord to effect such modification if such instrument does not adversely affect in any material respect any of Tenant's rights under this Lease and does not increase in any material respect any of Tenant's obligations under this Lease.

                           ARTICLE 7 - Quiet Enjoyment

                  7.01. So long as Tenant pays all of the Fixed Rent and Additional Charges and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease and to any Superior Leases and Superior Mortgages. This covenant shall be construed as a covenant running with the Land, and is not, nor shall it be construed as, a personal covenant of Landlord, except to the extent of Landlord's interest in this Lease and only so long as such interest shall continue, and thereafter this covenant shall be binding only upon subsequent successors in interest of Landlord's interest in this Lease, to the extent of their respective interests, as and when they shall acquire the same, and so long as they shall retain such interest.

                ARTICLE 8 - Assignment, Subletting and Mortgaging

                  8.01. Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise (a) assign or otherwise transfer this Lease, or offer or advertise to do so, (b) sublet the Premises or any part thereof, or offer or advertise to do so, or allow the same to be used, occupied or utilized by anyone other than Tenant, or (c) mortgage, pledge, encumber or otherwise hypothecate this Lease or the Premises or any part thereof in any manner whatsoever, without in each instance obtaining the prior consent of Landlord and all Superior Mortgagees.

                  8.02. If and so long as Tenant is a corporation or a partnership, the following shall be deemed to be an assignment of this Lease under Section 8.01 prohibited by said Section unless Tenant obtains the prior consent of Landlord and all Superior Mortgagees: one or more sales or transfers of stock or partnership interests, voluntarily, involuntarily, by operation of law or otherwise, or the issuance of new stock or partnership interests, by which an aggregate of more than 50% of Tenant's stock or partnership interests shall be vested in a party or parties who are not stockholders or partners as of the date hereof. This Section shall not apply to transactions with a corporation or partnership into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred or to any corporation or partnership which controls or is controlled by Tenant or is under common control with Tenant if (a) the successor to Tenant has a tangible net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (i) the tangible net worth of Tenant immediately prior to such merger, consolidation or transfer, or (ii) the tangible net worth on the date of this Lease of the original Tenant herein named, and (b) proof satisfactory to Landlord of such tangible net worth is delivered to Landlord at least 10 days prior to the effective date of any such transaction. The provisions of this Section shall not apply to any corporation all the outstanding voting stock of which is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or is traded in the over-the-counter market with quotations reported by the National Association of Securities Dealers through its automated system for reporting quotations.

                  8.03. If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Fixed Rent and Additional Charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 8.01, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord and any Superior Mortgagee to assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the consent of Landlord and all Superior Mortgagees to any other or further assignment, mortgaging, subletting or use or occupancy by others not expressly permitted by this Article. References in this Lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees and others claiming under or through Tenant, immediately or remotely.

                  8.04. Any assignment or transfer, whether made with Landlord's and all Superior Mortgagees' consent pursuant to Section 8.01 or without the requirement of Landlord's and all Superior Mortgagees' consent pursuant to
Section 8.02, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord and all Superior Mortgagees whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in Section 8.01 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. Notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of the Fixed Rent or Additional Charges by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the Fixed Rent and Additional Charges and for the other obligations of this Lease on the part of Tenant to be performed or observed.

                  8.05. The liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord with the then Tenant extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

                  8.06. Neither the listing of any name other than that of Tenant, whether on the door of the Premises or on any directory, or otherwise, nor the acceptance by Landlord of any check not drawn by Tenant in payment of Fixed Rent or Additional Charges, shall operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others.

                  8.07. Except as specifically provided to the contrary in this
Article 8, if Tenant shall at any time or times during the Term desire to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice thereof to Landlord and all Superior Mortgagees, which notice shall be accompanied by (a) a conformed or photostatic copy of the proposed assignment or sublease, the effective or commencement date of which shall be at least 60 days after the giving of such notice, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, and (c) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option, (i) sublease such space from Tenant upon the terms and conditions hereinafter set forth or (ii) terminate this Lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Premises). Said options may be exercised by Landlord by notice to Tenant at any time within 60 days after such notice has been given by Tenant to Landlord; and during such 60- day period Tenant shall not assign this Lease or sublet such space to any person.

                  8.08. If Landlord exercises its option to terminate this Lease in the case where Tenant desires either to assign this Lease or sublet all or substantially all of the Premises, then this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the Fixed Rent and Additional Charges shall be paid and apportioned to such date.

                  8.09. If Landlord exercises its option to sublet the Premises which Tenant desires to sublet, such sublease to Landlord or its designee (as subtenant) shall be at the lower of (i) the rental rate per rentable square foot of the Fixed Rent and Additional Charges then payable pursuant to this Lease or
(ii) the rentals set forth in the proposed sublease, and shall be for the same term as that of the proposed subletting, and:

                           (a) the sublease shall be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section;

                           (b) such sublease shall be upon the same terms and conditions as those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Section;

                           (c) such sublease shall give the sublessee the unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to further sublet the Premises or any part or parts thereof and to make any and all changes, alterations, and improvements in the Premises;

                           (d) such sublease shall provide that any assignee or further subtenant of Landlord or its designee may, at the election of Landlord, be permitted to make alterations, decorations and installations in such space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in such space therein made by any assignee or subtenant of Landlord or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to such space so sublet caused by such removal; and

                           (e) such sublease shall provide that (i) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (ii) any assignment or further subletting by Landlord or its designee (as the sublessor) may be for any purpose or purposes that Landlord, in Landlord's uncontrolled discretion, shall deem suitable or appropriate, and (iii) at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the subtenant to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition, ordinary wear and tear and damage by fire or other casualty excepted.

                  8.10. If Landlord does not exercise its options pursuant to
Section 8.07 to so sublet the Premises or terminate this Lease and providing that Tenant is not in default of any of Tenant's obligations under this Lease, Landlord's consent (which shall be in form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld, provided and upon condition that:

                           (a) Tenant shall have complied with the provisions of
         Section 8.07 and Landlord shall not have exercised any of its options under said Section 8.07 within the time permitted therefor;

                           (b) in Landlord's judgment the proposed assignee or subtenant is engaged in a business and the Premises will be used in a manner which (i) is in keeping with the then standards of the Building,
         (ii) is limited to the use expressly permitted under Section 2.01, and
         (iii) will not violate any negative covenant as to use contained in any other lease of space in the Project;

                           (c) the proposed assignee or subtenant is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

                           (d) neither (i) the proposed assignee or sublessee nor (ii) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee or any person who controls the proposed assignee or sublessee, is then an occupant of any part of the Project or any other building in the County of Westchester owned or operated under a ground or underlying lease by Landlord or any person which, directly or indirectly, controls, is controlled by, or is under common control with Landlord or any person who controls Landlord;

                           (e) the proposed assignee or sublessee is not a person with whom Landlord is then negotiating or in the prior six-month period was negotiating to lease space in the Project;

                           (f) the form of the proposed sublease (if Tenant proposes to sublease all of the Premises) shall be in form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article; and

                           (g) the consent of any Superior Mortgagee whose Superior Mortgage requires the consent of the Superior Mortgagee shall have been obtained.

                  8.11. Tenant shall reimburse Landlord on demand for any costs that may be incurred by Landlord in connection with any proposed assignment or sublease, whether consented to by Landlord or not, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and legal costs incurred in connection with the granting of any requested consent.

                  8.12. The amount of the aggregate rent per rentable square foot to be paid by a proposed subtenant under a proposed sublease shall not be less than the then current market rent per rentable square foot for the Premises as though the Premises were vacant. The rental and other terms and conditions of any actual sublease shall be the same as those contained in the proposed sublease furnished to Landlord pursuant to Section 8.07. Tenant shall not (a) advertise or publicize in any way the availability of the Premises without prior notice to and approval by Landlord, or (b) list the Premises for subletting, whether through a broker, agent, representative or otherwise at a rental rate less than the Fixed Rent and Additional Charges at which Landlord is then offering to lease comparable space in the Project.

                  8.13. Except for any subletting by Tenant to Landlord or its designee pursuant to the provisions of this Article, each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting to Landlord or any such subletting to any other subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Fixed Rent and Additional Charges due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Tenant or any person claiming through or under Tenant (except as provided in Section 8.09) shall or will be made except upon compliance with and subject to the provisions of this Article. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under Section 8.07, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

                  8.14. If (a) Landlord fails to exercise all of its options under Section 8.07 and Landlord consents to a proposed assignment or sublease, and (b) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within 45 days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of Section 8.07 before assigning this Lease or subletting all or any part of the Premises.

                  8.15. With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed that:

                           (a) no subletting shall be for a term ending later than one day prior to the expiration date of this Lease;

                           (b) no sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord; and

                           (c) each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, reentry or dispossess by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset which theretofore accrued to such subtenant against Tenant, or
         (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's rent.

                  8.16. If Landlord gives its consent to any assignment of this Lease or to any sublease, Tenant shall, in consideration therefor, pay to Landlord, as Additional Charges:

                           (a) in the case of an assignment, an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, without limitation, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns); and

                           (b) in the case of a sublease, any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Fixed Rent and Additional Charges accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, without limitation, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of

         Tenant's federal income tax returns, which net unamortized or undepreciated cost shall be deducted from the sums paid in connection with such sale in equal monthly installments over the balance of the term of the sublease). The sums payable under this subdivision (b) shall be paid to Landlord as and when paid by the subtenant to Tenant.

          ARTICLE 9 - Compliance With Legal and Insurance Requirements

                  9.01. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any Legal Requirements or Insurance Requirements with respect to the Premises or the use or occupation thereof. Tenant shall, at Tenant's expense, comply with all Legal Requirements and Insurance Requirements which shall, in respect of the Premises or the use and occupation thereof, or the abatement of any nuisance in, on or about the Premises, impose any violation, order or duty on Landlord or Tenant, arising from (a) Tenant's use of the Premises, (b) the manner of conduct of Tenant's business or operation of its installations, equipment or other property therein,
(c) any cause or condition created by or at the instance of Tenant, or (d) breach of any of Tenant's obligations hereunder, and Tenant shall pay all the costs, expenses, fines, penalties and damages which may be imposed upon Landlord or any Superior Lessor or Superior Mortgagee by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section. However, Tenant need not comply with any such Legal Requirements and Insurance Requirements so long as Tenant is contesting the validity thereof, or the applicability thereof to the Premises, in accordance with Section 9.02. Subject to the provisions of Section 9.03, Landlord, at its expense, shall comply with all other Legal Requirements and Insurance Requirements as shall affect the Premises, but may similarly defer compliance so long as Landlord shall be contesting the validity or applicability thereof.

                  9.02. Tenant, at its expense, after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Premises, of any Legal Requirements and Insurance Requirements, provided that (a) neither Landlord nor any Superior Mortgagee or Superior Lessor shall be subject to criminal penalty or to prosecution for a crime, nor shall the Premises or any part thereof be subject to being condemned or vacated, by reason of noncompliance or otherwise by reason of such contest; (b) before the commencement of such contest, Tenant shall furnish to Landlord such security as shall be satisfactory to Landlord and all Superior Mortgagees, and Tenant shall indemnify Landlord and any Superior Mortgagees and Superior Lessors against the cost thereof and against all liability for damages, interest, penalties and expenses (including reasonable attorneys' fees and expenses), resulting from or incurred in connection with such contest or noncompliance; (c) such noncompliance or contest shall not constitute or result in any violation of any Superior Lease or Superior Mortgage, or if any such Superior Lease Superior Mortgage shall permit such noncompliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord advised as to the status of such proceedings. Without limiting the application of the above, Landlord and/or a Superior Mortgagee and/or Superior Lessor shall be deemed subject to prosecution for a crime if Landlord or the Superior Mortgagee or Superior Lessor or any managing agent for the Project, or any officer, director, partner, shareholder or employee of Landlord or a Superior Mortgagee or Superior Lessor or any managing agent for the Project, as an individual, is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or the Superior Mortgagee or Superior Lessor or any managing agent for the Project, or such officer, director, partner, shareholder or employee of Landlord or the Superior Mortgagee or Superior Lessor or any managing agent for the Project (as the case may be) is required to plead or answer thereto.

                  9.03. If Landlord or any Superior Mortgagee or Superior Lessor is required under this Lease or pursuant to law to comply with any Legal Requirements or Insurance Requirements affecting the Premises, Landlord may, at its option, elect to terminate this Lease by giving not less than 30 days' notice thereof to Tenant. If Tenant gives notice to Landlord, within 15 days after the giving by Landlord of such notice of termination, that Tenant shall cause the required repairs or alterations to be made at Tenant's expense, then
(a) such notice of termination shall be ineffective, and (b) Tenant shall, at Tenant's expense, promptly and diligently cause such repairs or alterations to be performed and shall indemnify and hold harmless Landlord and the Superior Mortgagees and Superior Lessors from any and all costs, expenses, penalties and/or liabilities in connection therewith. The provisions of Article 12 hereof, to the extent applicable, shall apply to the work (and the plans and specifications therefor) which Tenant shall be required to perform or cause to be performed under this Section.

                             ARTICLE 10 - Insurance

                  10.01. Tenant shall not violate, or permit the violation of, any Insurance Requirements and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises which would subject Landlord or any Superior Mortgagee or Superior Lessor to any liability or responsibility for bodily injury or death or property damage, or which would increase any insurance rate in respect of insurance maintained by or for the benefit of Landlord over the rate which would otherwise then be in effect or which would result in insurance companies of good standing refusing to insure all or any part of the Project or any contents thereof in amounts reasonably satisfactory to Landlord, or which would result in the cancellation of or the assertion of any defense by the insurer in whole or in part to claims under any policy of insurance in respect of the Project.

                  10.02. If, by reason of any failure of Tenant to comply with the provisions of Section 9.01 or Section 10.01, the premiums on insurance maintained by or for the benefit of Landlord shall be higher than they otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of such premiums attributable to such failure on the part of Tenant. A schedule or "make up" of rates for insurance maintained by or for the benefit of Landlord issued by the New York Fire Insurance Rating Organization or other similar body making rates for such insurance shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to such insurance.

                  10.03. Tenant, at its expense, shall maintain at all times during the Term (a) "all risk" property insurance covering the Tenant's Property (hereinafter defined) with a limit of not less than 80% of the replacement cost thereof, and (b) commercial general liability insurance, including a contractual liability endorsement, in respect of the Premises and the conduct or operation of business therein, with Landlord and its managing agent, if any, and any Superior Lessors and Superior Mortgagees, including, without limitation, Swiss Bank and Carbide, whose names and addresses shall have been furnished to Tenant, as additional insureds, with limits of not less than $5,000,000 combined single limit bodily injury and property damage liability. The limits of such insurance shall not limit the liability of Tenant hereunder. Tenant shall deliver to Landlord and any additional insureds certificates and copies of the binders for such insurance in form reasonably satisfactory to Landlord issued by the insurance company or its authorized agent no later than 10 days before the Commencement Date and prior to the commencement of any work by Tenant. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insureds certificates and copies of the binders for such renewal policy issued by the insurance company or its authorized agent at least 30 days before the expiration of any existing policy. All such policies shall be issued by companies licensed to do business in New York State and reasonably satisfactory to Landlord. All such policies shall be noncancellable in respect of Landlord and any additional insureds unless 30 days' prior written notice is given to Landlord and all additional insureds and all such policies shall provide that no act or omission of Tenant shall affect or limit the obligations of the insurer in respect of Landlord and the additional insureds.

                  10.04. Each party agrees to have included in each of its insurance policies (insuring the Building and Landlord's property therein in the case of Landlord, and insuring the Tenant's Property in the Premises in the case of Tenant, against loss, damage or destruction by fire or other casualty) a waiver of the insurer's right of subrogation against the other party during the Term or, if such waiver is unobtainable or unenforceable, (a) an express agreement that such policy shall not be invalidated if the insured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty, or (b) any other form of permission for the release of the other party. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable from either party's then current insurance company, the insured party shall so notify the other party promptly after learning thereof, and shall use its best efforts to obtain the same from another insurance company described in Section 10.03. If such waiver, agreement or permission is obtainable only by payment of an additional charge, the insured party shall so notify the other party promptly after learning thereof, and the insured party shall not be required to obtain said waiver, agreement or permission unless the other party pays the additional charge therefor. Each party hereby releases the other, in respect of any claim (including a claim for negligence) which it might otherwise have against the other for loss, damage or destruction in respect of its property occurring during the Term to the extent to which it is insured under a policy or policies containing a waiver of subrogation or permission to release liability, as provided in the preceding sentences of this Section. Nothing contained in this Section shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this Lease.

                  10.05. Landlord may from time to time, but not more frequently than once every year, require that the amount of commercial general liability insurance to be maintained by Tenant under Section 10.03 be reasonably increased, so that the amount thereof adequately protects Landlord's interest.

                      ARTICLE 11 - Rules and Regulations

                  11.01. Tenant and its employees and agents shall faithfully observe and comply with the rules and regulations attached hereto as Exhibit C, and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter makes and communicates to Tenant, which, in Landlord's reasonable judgment, shall be necessary for the reputation, safety, care and appearance of the Project, or the preservation of good order therein, or the operation or maintenance of the Project or its equipment and fixtures, and which do not unreasonably affect the conduct of Tenant's business in the Premises (such rules and regulations as changed from time to time being herein called the "Rules and Regulations"); provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, the provisions of this Lease shall control.

                  11.02. Nothing in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against any other tenant or any employees or agents of any other tenant, and Landlord shall not be liable to Tenant for violation of the Rules and Regulations by any other tenant or its employees, agents, invitees or licensees.

                            ARTICLE 12 - Alterations

                  12.01. Tenant may from time to time, at its expense, make alterations (herein called the "Alterations") in and to the Premises, excluding structural changes, provided and upon condition that: (a) the outside appearance of the Building shall not be affected; (b) the Alterations are nonstructural and the strength of the Building shall not be affected; (c) the Alterations are to the interior of the Premises and no part of the Building outside of the Premises shall be affected; (d) the proper functioning of the mechanical, electrical, sanitary and other service systems of the Building shall not be adversely affected and the usage of such systems by Tenant shall not be increased; (e) before proceeding with any Alteration, Tenant shall submit to Landlord for Landlord's approval (which shall not be unreasonably withheld if the approval of all Superior Mortgagees whose Superior Mortgages require the approval of the Superior Mortgagee shall have been obtained) two sets of plans and specifications for the work to be done, and Tenant shall not proceed with such work until it obtains such approval; (f) Tenant shall pay to Landlord upon demand the reasonable cost and expense of Landlord in (i) reviewing said plans and specifications and (ii) inspecting the Alterations to determine whether the same are being performed in accordance with the approved plans and specifications and all Legal Requirements and Insurance Requirements, including, without limitation, the fees or cost of any architect, engineer or draftsman, including the cost, based upon the actual salaries and fringe benefits of architects, engineers or draftsmen who are employees of Landlord, for such purposes; (g) before proceeding with any Alteration which will cost more than $50,000 (exclusive of the costs of decorating work and items constituting the Tenant's Property), as estimated, at Tenant's expense, by a reputable contractor reasonably satisfactory to Landlord and all Superior Mortgagees, Tenant shall obtain and deliver to Landlord such security as shall be satisfactory to Landlord and all Superior Mortgagees; and (h) Tenant shall fully and promptly comply with and observe the Rules and Regulations of Landlord then in force with respect to the making of the Alterations. Tenant agrees that any review or approval by Landlord of any plans and/or specifications with respect to any Alterations is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise.

                  12.02. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of the Alterations and for final approval thereof upon completion, and shall cause the Alterations to be performed in compliance therewith and with all applicable Legal Requirements and Insurance Requirements. The Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the original installations. The Alterations shall be performed by contractors first approved by Landlord under the supervision of a licensed architect. The Alterations shall be performed in such a manner as not to violate union contracts affecting the Project, or create any work stoppage, picketing, labor disruption or dispute or any interference with the business of Landlord or any tenant of the Project. In addition, the Alterations shall be performed in such a manner as not to otherwise unreasonably interfere with or delay and as not to impose any additional expense upon Landlord in the construction, maintenance, repair, operation or cleaning of the Project, and if any such additional expense shall be incurred by Landlord as a result of Tenant's performance of the Alterations, Tenant shall pay such additional expense to Landlord on demand. Throughout the performance of the Alterations, Tenant shall carry, or cause its contractors to carry, workers' compensation insurance in statutory limits, "Builder's Risk" insurance reasonably satisfactory to Landlord, and commercial general liability insurance, with completed operation endorsement, for any occurrence in or about the Project, under which Landlord and its managing agent and any Superior Lessors and Superior Mortgagees, whose names and addresses were furnished to Tenant shall be named as additional insureds, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect before the commencement of the Alterations and, on request, at reasonable intervals during the continuance of the Alterations. If any Alterations involve the removal of any fixtures, equipment or other property in the Premises which are not Tenant's Property, such fixtures, equipment or other property shall be replaced prior to the end of the Term at Tenant's expense with new fixtures, equipment or other property of like utility and at least equal value. Upon completion of any Alterations (other than mere decorations) Tenant shall deliver to Landlord scaled and dimensioned reproducible mylars of "as-built" plans for such Alteration.

                  12.03. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with the Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, which shall be issued by the County of Westchester or the Town of Greenburgh or the Town of Mount Pleasant or any other public authority having or asserting jurisdiction. Tenant shall indemnify and save harmless Landlord and any Superior Mortgagees and Superior Lessors from and against any and all mechanics' and other liens and encumbrances filed in connection with the Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, including, without limitation, security interests in any materials, fixtures or articles so installed in and constituting part of the Premises and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within 10 days after the filing thereof. However, nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any notice of violation, provided that Tenant shall comply with the provisions of Section 9.02.

                  ARTICLE 13 - Landlord's and Tenant's Property

                  13.01. All fixtures, equipment, improvements and appurtenances, including, without limitation, utility lines and equipment, attached to or built into the Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant, shall be and remain a part of the Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as provided in Section 13.02. Further, any carpeting or other personal property in the Premises on the Commencement Date, unless installed and paid for by Tenant, shall be and shall remain Landlord's property and shall not be removed by Tenant.

                  13.02. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Premises, which are installed in the Premises by or for the account of Tenant without expense to Landlord and can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (herein collectively called the "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of the Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from the installation and/or removal thereof. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord, shall not be considered the Tenant's Property, and shall be deemed the property of Landlord.

                  13.03. At or before the expiration date of this Lease, or within 15 days after the date of any earlier termination of this Lease, Tenant, at its expense, shall remove from the Premises all of the Tenant's Property, and Tenant shall repair any damage to the Premises or the Building resulting from any installation and/or removal of the Tenant's Property. Any other items of the Tenant's Property which shall remain in the Premises after the expiration date of this Lease, or after a period of 15 days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine at Tenant's expense.

                      ARTICLE 14 - Repairs and Maintenance

                  14.01. Tenant shall, at its expense, throughout the Term, take good care of the Premises, the fixtures and appurtenances therein and the Tenant's Property. Tenant shall be responsible for all repairs and replacements, interior and exterior, structural and nonstructural, ordinary and extraordinary, in and to the Premises and the Building and the facilities and systems thereof, the need for which arises out of (a) the performance or existence of any work by Tenant or Alterations, (b) the installation, use or operation of the Tenant's Property in the Premises, (c) the moving of the Tenant's Property in or out of the Premises or the Building, or (d) the act, omission, misuse or neglect of Tenant or any of its subtenants or its or their employees, agents, contractors or invitees. Tenant, at its expense, shall promptly repair or replace all scratched, damaged or broken doors and glass in and about the Premises and shall be responsible for all repairs, painting, maintenance and replacement of wall and floor coverings in the Premises and for the repair and maintenance of all sanitary and electrical fixtures and equipment therein. Tenant shall promptly make, at Tenant's expense, all repairs in or to the Premises for which Tenant is responsible. Any repairs required to be made by Tenant to the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other systems of the Building shall be performed only by contractor(s) approved by Landlord. Any other repairs in or to the Building and the facilities and systems thereof for which Tenant is responsible, may be performed by Landlord at Tenant's expense.

                  14.02. Landlord shall make all repairs and replacements, structural and otherwise, interior and exterior, as and when needed in or about the Premises, except for those repairs and replacements for which Tenant is responsible pursuant to any of the provisions of this Lease.

                  14.03. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease, or required by law, to make in or to any portion of the Building or the Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Premises.

                          ARTICLE 15 - Electric Energy

                  15.01. Subject to the provisions of this Article, Landlord shall furnish the electric energy that Tenant shall reasonably require in the Premises for the purposes permitted under this Lease. Except for electric energy required to operate motors on the air handlers providing heat, ventilating and conditioning to the Premises ("HVAC Electric"), such electric energy may, at Landlord's option, be furnished through a meter or meters and related equipment, installed and maintained by Landlord at Tenant's expense, measuring the amount of electric energy furnished to the Premises. Tenant shall pay Landlord for such electric energy as Additional Charges, within ten days after Landlord bills Tenant therefor, which bills shall be rendered not more often than monthly. The amount of such Additional Charges (a) for HVAC Electric shall be 110% of Landlord's cost and (b) for other electric energy furnished to the Premises ("Basic Electric") shall be based upon rates equal to 110% of the rates that would be applicable if such electric energy were supplied directly to Tenant through a meter or meters on a direct meter basis by the public utility company then supplying electric energy to the area of Westchester County in which the Premises are located (even if such electric energy is not generated by such public utility company but is privately generated); provided that such Additional Charges for Basic Electric shall in no event be based on rates that are less than 110% of the average of the rates at which Landlord purchases electric energy for the Project directly from such public utility company; including in each case, without limitation, those charges applicable to or computed on the basis of electric consumption, demand and hours of use, any sales or other taxes regularly passed on to or collected from similar consumers by such public utility company, fuel rate adjustments and surcharges, and weighted in each case to reflect differences in consumption or demand applicable to each rate level. Tenant and its authorized representatives may have access to such meter or meters (if any) on at least three days' notice to Landlord, for the purposes of verifying Landlord's meter readings (if any). From time to time during the Term of this lease, Landlord may, in its sole discretion, install or eliminate, or increase or reduce the number of, such meters or vary the portions of the Premises which they serve or replace any or all of such meters.

                  15.02. If pursuant to any Legal Requirements, the charges to Tenant pursuant to Section 15.01 shall be reduced below that to which Landlord is entitled under such Section, the deficiency shall be paid by Tenant within 10 days after being billed therefor, as additional rent for the use and maintenance of the electric distribution system of the Building.

                  15.03. Landlord shall not be liable in any event to Tenant for any failure or defect in the supply or character of electric energy furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Building with electric energy or for any other reason not attributable solely to Landlord's willful misconduct or gross negligence.

                  15.04. Landlord shall furnish and install all replacement lighting tubes, lamps, bulbs and ballasts required in the Premises, and Tenant shall pay to Landlord or its designated contractor upon demand the then established charges therefor of Landlord or its designated contractor, as the case may be.

                  15.05. Tenant's use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building's distribution of electricity via the Building's electric system, Tenant shall not, without Landlord's prior consent in each instance (which shall not be unreasonably withheld, based upon availability of electric energy in the Building as allocated by Landlord to various areas of the Building) connect any fixtures, appliances or equipment (other than normal business machines which do not materially increase Tenant's electrical consumption) to the Building's electric system or make any alterations or additions to the electric system of the Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant to Landlord on demand. Landlord shall have the right to require Tenant to pay sums on account of such cost prior to the installation of any such risers or equipment.

                  15.06. If required by any Legal Requirements, Landlord, upon at least sixty days' notice to Tenant, may discontinue Landlord's provision of electric energy (or either HVAC Electric or Basic Electric, as the case may be) hereunder. If Landlord discontinues provision of electric energy pursuant to this Section, Tenant shall not be released from any liability under this Lease, except that as of the date of such discontinuance, Tenant's obligation to pay Landlord Additional Charges under Section 15.01 for electric energy (or either HVAC Electric or Basic Electric, as the case may be) thereafter supplied to the Premises shall cease. As of such date, Landlord shall permit Tenant to receive electric energy directly from the public utility company supplying electric energy to the Project, and Tenant shall pay all costs and expenses of obtaining such direct electrical service. Such electric energy may be furnished to Tenant by means of the then existing Building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purpose. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company shall be furnished and installed by Landlord at Landlord's expense (which shall constitute an Operating Expense, amortized on a straight line basis over the useful life of the items in question, as reasonably determined by Landlord).

               ARTICLE 16 - Heat, Ventilation and Air-Conditioning

                  16.01. Landlord shall maintain and operate the heating, ventilating and air-conditioning systems serving the Premises, and shall furnish heat, ventilating and air-conditioning in the Premises as may be reasonably required (except as otherwise provided in this Lease and except for any special requirements of Tenant arising from its particular use of the Premises) for reasonably comfortable occupancy of the Premises during Business Hours of Business Days. If Tenant shall require heat or air-conditioning service at any other time, Landlord shall furnish such service for such times ("Overtime Hours") upon not less than 48 hours advance notice from Tenant. Tenant shall pay Landlord for heat, ventilating and air-conditioning as Additional Charges, within ten days after Landlord bills Tenant therefor, which bills shall be rendered not more often than monthly. The amount of such Additional Charges for a given period of time shall be equal to 110% of the total cost to Landlord of delivering steam and chilled water for the Premises for the Business Hours and Overtime Hours of Tenant in such period.

                  16.02. The performance by Landlord of its obligations under
Section 16.01 is subject to Tenant's compliance with the conditions of occupancy and connected load established by Landlord. Use of the Premises, or any part thereof, in a manner exceeding the heating, ventilating and/or air-conditioning design conditions (including occupancy and connected electrical load), or rearrangement of partitioning which interferes with normal operation of the heating, ventilating and/or air-conditioning in the Premises, or the use of computer or data processing machines or other machines or equipment, may require changes in the heating, ventilating and/or air-conditioning systems servicing the Premises, in order to provide comfortable occupancy. Such changes, so occasioned, shall be made by Tenant, at its expense, as Alterations in accordance with the provisions of Article 12, but only to the extent permitted and upon the conditions set forth in that Article.

                ARTICLE 17 - Other Services; Service Interruption

                  17.01. Landlord shall furnish adequate hot and cold water to the Premises for drinking, lavatory and cleaning purposes. If Tenant uses water for any other purpose (such as laboratory purpose), Landlord may install and maintain, at Tenant's expense, meters to measure Tenant's consumption of cold water and/or hot water for such other purposes. Tenant shall reimburse Landlord for the quantities of cold water and hot water shown on such meters on demand.

                  17.02. Landlord shall cause the Premises, including the exterior and the interior of the windows thereof but excluding any laboratory space, to be cleaned in a manner standard to the Building. Tenant shall pay to Landlord on demand the costs incurred by Landlord for (a) extra cleaning work in the Premises required because of (i) misuse or neglect on the part of Tenant or its subtenants or its or their employees or visitors, (ii) the use of portions of the Premises for special purposes requiring greater or more difficult cleaning work than office areas, (iii) interior glass partitions or unusual quantity of interior glass surfaces, and (iv) special materials or finishes on items installed by Tenant or its subtenants or its or their employees or visitors or at its or their request; (b) removal from the Premises and the Building of any refuse or rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy or at times other than Landlord's standard cleaning times; and (c) the use of the Premises by Tenant or its subtenants or its or their employees or visitors other than during Business Hours on Business Days.

                  17.03. Landlord, its cleaning contractor and their employees shall have access to the Premises after 5:30 p.m. and before 8:00 a.m. and shall have the right to use, without charge therefor, all light, power and water in the Premises reasonably required to clean the Premises as required under Section 17.02.

                  17.04. If Landlord shall furnish either gas or steam to the Premises, Landlord shall not be liable in any event to Tenant for any failure or defect in the supply or character of the gas or steam furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Building with steam or for any other reason not attributable solely to Landlord's willful misconduct or gross negligence. Tenant's use of gas or steam in the Premises shall not at any time exceed the capacity of any of the gas lines and equipment or steam lines and equipment in or otherwise then serving the Premises.

                  17.05. Landlord reserves the right, without any liability to Tenant and without affecting Tenant's covenants and obligations hereunder, to stop or interrupt or reduce service of any of the heating, ventilating, air-conditioning, electric, sanitary, elevator, gas, steam, water or other Building systems serving the Premises, or to stop or interrupt or reduce any other services required of Landlord under this Lease (whether or not specified in Article 16 or this Article 17), whenever and for so long as may be necessary, by reason of (a) accidents, emergencies, strikes or the occurrence of any of the other events described in Section 41.04, (b) the making of repairs or changes which Landlord is required or is permitted by this Lease or by law to make or in good faith deems necessary, (c) difficulty in securing proper supplies of fuel, gas, steam, water, electricity, labor or supplies, or (d) any other cause beyond Landlord's reasonable control, whether similar or dissimilar.

                     ARTICLE 18 - Access and Name of Project

                  18.01. Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows and doors bounding the Premises, all of the Building, including, without limitation, exterior Building walls, core corridor walls and doors and any core corridor entrances, any terraces or roofs adjacent to the Premises and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as reasonable access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

                  18.02. Landlord reserves the right, and Tenant shall permit Landlord, to install, erect, use and maintain pipes, ducts and conduits in and through the Premises.

                  18.03. Landlord and its agents shall have the right to enter and/or pass through the Premises at any time or times (a) to examine the Premises and to show them to actual and prospective Superior Lessors, Superior Mortgagees, or prospective purchasers, mortgagees or lessees of the Building and
(b) to make such repairs, alterations, additions and improvements in or to the Premises and/or in or to the Building or its facilities and equipment as Landlord is required or desires to make. Landlord shall be allowed to take all materials into and on the Premises that may be required in connection therewith, without any liability to Tenant and without any reduction of Tenant's covenants and obligations hereunder.

                  18.04. If at any time any windows of the Premises are temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building, or if any part of the Building, other than the Premises, is temporarily or permanently closed or inoperable, the same shall be without any reduction or diminution of Tenant's obligations under this Lease.

                  18.05. During the period of 18 months prior to the expiration date of this Lease, Landlord and its agents may exhibit the Premises to prospective tenants.

                  18.06. If, during the last month of the Term, Tenant has removed all or substantially all of the Tenant's Property from the Premises, Landlord may, without notice to Tenant, immediately enter the Premises and alter, renovate and decorate the same, without reducing or diminishing Tenant's obligations under this Lease.

                  18.07. Landlord reserves the right, at any time, without incurring any liability to Tenant therefor, and without affecting or reducing or diminishing any of Tenant's obligations hereunder, to make such changes, alterations, additions and improvements in or to the Building and the fixtures and equipment thereof, as well as in or to the entrances, doors, halls, passages, elevators, escalators and stairways thereof, and other public parts of the Building, as Landlord shall deem necessary or desirable.

                  18.08. Landlord may adopt any name for the Project. Landlord reserves the right to change the name and/or address of the Project at any time.

                  18.09. Landlord and its agents shall have the right to permit access to the Premises at any time, whether or not Tenant shall be present, (a) by any receiver, trustee, sheriff, marshal or other public official entitled to, or purporting to be entitled to, such access (i) for the purpose of taking possession of or removing any property of Tenant or of any other occupant of the Premises, or (ii) for any other lawful purpose, or (b) by any representative of the fire, police, building, sanitation or other department or instrumentality of any town, county, city, state or federal government. Nothing contained in, nor any action taken by Landlord under this Section, shall be deemed to constitute recognition by Landlord that any person other than Tenant has any right or interest in this Lease or the Premises.

                  18.10. If Tenant is not present when for any reason entry into the Premises is necessary or permissible, Landlord or Landlord's agents may enter same by a master key, or may forcibly enter same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or such agents accord reasonable care to the Tenant's Property), and such entry shall not be deemed an actual or constructive eviction and shall have no effect upon Tenant's obligations under this Lease.

                       ARTICLE 19 - Notice of Occurrences

                  19.01. Tenant shall give prompt notice to Landlord of (a) any occurrence in or about the Premises for which Landlord might be liable, (b) any fire or other casualty in the Premises, (c) any damage to or defect in the Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible, and (d) any damage to or defect in any part or appurtenance of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in or passing through the Premises or any part thereof.

                 ARTICLE 20 - Non-Liability and Indemnification

                  20.01. Neither Landlord nor any Superior Lessor or Superior Mortgagee shall be liable to Tenant for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless caused by or resulting from the gross negligence or willful misconduct of Landlord or the Superior Lessor or Superior Mortgagee, in the operation or maintenance of the

Premises or the Project without contributory negligence on the part of Tenant, any subtenant or licensee of Tenant or their respective employees, agents, contractors or invitees. Neither Landlord nor any Superior Lessor or Superior Mortgagee shall be liable (a) for any damage caused by other tenants or persons in, on or about the Project, or (b) even if resulting from negligence or willful misconduct, for consequential damages of Tenant or any subtenant or licensee of Tenant.

                  20.02. Notwithstanding any provision to the contrary, Tenant shall look solely to the estate and property of Landlord in and to the Project in the event of any claim against Landlord or any partner, director, officer, agent or employee of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises, and the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises, shall be limited to such estate and property of Landlord. No other properties or assets of Landlord or any partner, director, officer, agent or employee of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises, and if Tenant acquires a lien on or interest in any other properties or assets by judgment or otherwise, Tenant shall promptly release such lien on or interest in such other properties and assets by executing, acknowledging and delivering to Landlord an instrument to that effect prepared by Landlord's attorneys. Tenant hereby waives the right of specific performance and any other remedy allowed in equity if specific performance or such other remedy could result in any liability of Landlord for the payment of money to Tenant or any court or governmental authority (by way of fines or otherwise) for Landlord's failure or refusal to perform or observe a judicial decree or determination.

                  20.03. Tenant shall indemnify and hold harmless Landlord and all Superior Lessors and all Superior Mortgagees, including, without limitation, Swiss Bank and Carbide, and its and their respective partners, directors, officers, agents and employees from and against any and all claims arising from or in connection with (a) the conduct or management of the Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in or about the Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Premises; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their employees or contractors; (c) any accident, injury or damage whatever (unless caused by Landlord's negligence or willful misconduct) occurring in, at or upon the Premises; (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; and (e) the failure of Tenant or any of its subtenants or licensees or its or their employees or contractors to comply with all Legal Requirements and Insurance Requirements; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys' fees and expenses. In case any action or proceeding is brought against Landlord and/or any Superior Lessor or Superior Mortgagee and/or its or their partners, directors, officers, agents and/or employees by reason of any such claim, Tenant, upon notice from Landlord or such Superior Lessor or Superior Mortgagee, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord).

                       ARTICLE 21 - DAMAGE OR DESTRUCTION

                  21.01. If the Building or the Premises shall be partially or totally damaged or destroyed by fire or other casualty (and if this Lease shall not be terminated as provided in this Article) Landlord shall repair the damage and restore and rebuild the Building and/or the Premises (except for the Tenant's Property) with reasonable dispatch after notice to it of the damage or destruction and the collection of the insurance proceeds attributable to such damage.

                  21.02. Subject to the provisions of Section 21.05, if all or part of the Premises is damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, the Fixed Rent and Additional Charges under Article 4 and Article 5 shall be reduced in the proportion that the untenantable area of the Premises bears to the total area of the Premises, for the period from the date of the damage or destruction to (a) the date the damage to the Premises is substantially repaired, or (b) if the Building and not the Premises is so damaged or destroyed, the date on which the Premises is made tenantable; provided, however, should Tenant reoccupy a portion of the Premises during the period the repair work is taking place and prior to the date the Premises are substantially repaired or made tenantable the Fixed Rent and Additional Charges under Article 4 and Article 5 allocable to such reoccupied portion, based upon the proportion which the area of the reoccupied portion of the Premises bears to the total area of the Premises, shall be payable by Tenant from the date of such occupancy.

                  21.03. If the Premises shall be materially (i.e. 30% or more) damaged or destroyed by fire or other casualty, or if the Building shall be so damaged or destroyed by fire or other casualty (whether or not the Premises are damaged or destroyed) that its repair or restoration requires the expenditure (as estimated by a reputable contractor or architect designated by Landlord) of more than 20% of the full insurable value of the Building immediately prior to the casualty, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within 180 days after the date of the fire or other casualty and the Fixed Rent and Additional Charges shall be prorated and adjusted as of the date of termination.

                  21.04. Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Article. Landlord shall use its best efforts to make such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant's use and occupancy of the Premises, but Landlord shall not be required to do such repair or restoration work except during Business Hours on Business Days.

                  21.05. Notwithstanding any of the foregoing provisions of this Article, if by reason of some act or omission on the part of Tenant or any of its subtenants or its or their partners, directors, officers, servants, employees, agents or contractors, Landlord or any Superior Lessor or any Superior Mortgagee shall be unable to collect all or substantially all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to damage or destruction of the Premises or the Building by fire or other casualty, then, without prejudice to any other remedies which may be available against Tenant, there shall be no reduction of the Fixed Rent or Additional Charges.

                  21.06. Landlord will not carry insurance of any kind on the Tenant's Property and shall not be obligated to repair any damage to or replace the Tenant's Property.

                  21.07. The provisions of this Article shall be deemed an express agreement governing any case of damage or destruction of the Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

                           ARTICLE 22 - Eminent Domain

                  22.01. Except as otherwise provided in Section 22.05, if the whole of the Building or the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose, this Lease shall terminate as of the date of vesting of title on such taking (herein called the "Date of the Taking"), and the Fixed Rent and Additional Charges shall be prorated and adjusted as of such date.

                  22.02. Except as otherwise provided in Section 22.05, if any part of the Building or the Land shall be so taken, this Lease shall be unaffected by such taking, except that (a) Landlord may, at its option, terminate this Lease by giving Tenant notice to that effect within 90 days after the Date of the Taking, and (b) if 20% or more of the Premises shall be so taken and the remaining area of the Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business, Tenant may terminate this Lease by giving Landlord notice to that effect within 90 days after the Date of the Taking. This Lease shall terminate on the date that such notice from Landlord or Tenant to the other shall be given, and the Fixed Rent and Additional Charges shall be prorated and adjusted as of such termination date. Upon such partial taking and this Lease continuing in force as to any part of the Premises, the Fixed Rent and Additional Charges shall be adjusted according to the rentable area remaining.

                  22.03. Except as otherwise provided in Section 22.05, Landlord shall be entitled to receive the entire award or payment in connection with any taking without deduction therefrom for any estate vested in Tenant by this Lease and Tenant shall receive no part of such award. Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to every such award or payment.

                  22.04. Except as otherwise provided in Section 22.05, in the event of any taking of less than the whole of the Building and/or the Land which does not result in termination of this Lease, Landlord, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair the remaining parts of the Building and the Premises (other than those parts of the Premises which are the Tenant's Property) to substantially their former condition to the extent that the same may be feasible (subject to reasonable changes which Landlord shall deem desirable) and so as to constitute complete and tenantable the Building and the Premises.

                  22.05. If the temporary use or occupancy of all or any part of the Premises is taken by condemnation or in any other manner for any public or quasi-public use or purpose, this Lease and the Term shall remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations under this Lease (except to the extent prevented from so doing by reason of such taking). In such event Tenant shall be entitled to claim, prove and receive the entire award unless the period of temporary use or occupancy extends beyond the expiration date of this Lease, in which event Landlord shall be entitled to claim, prove and receive that portion of the award attributable to the restoration of the Premises, and the balance of such award shall be apportioned between Landlord and Tenant as of the expiration date of this Lease. If such temporary use or occupancy terminates prior to the expiration date of this Lease, Tenant, at its own expense, shall restore the Premises as nearly as possible to its condition prior to the taking.

                     ARTICLE 23 - Surrender and Holding Over

                  23.01. On the last day of the Term, or upon any earlier termination of this Lease, or upon any reentry by Landlord upon the Premises, Tenant shall quit and surrender the Premises to Landlord "broom-clean" and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, and Tenant shall remove all of the Tenant's Property therefrom except as otherwise expressly provided in this Lease. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

                  23.02. If Tenant remains in possession of the Premises after the termination of this Lease without the execution of a new lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Premises as a tenant from month to month, subject to all of the other terms and conditions of this Lease insofar as the same are applicable to a month-to-month tenancy, but at a monthly rental equal to the greater of (a) two times the monthly Fixed Rent last payable by Tenant hereunder, plus all Additional Charges payable hereunder, and
(b) Landlord's then asking price, on a monthly basis, for comparable space in the Building (or, if Landlord has no asking price, the monthly rental equal to the prevailing rate for comparable space in comparable buildings in the vicinity of the Building). Nothing contained in this Section shall (i) imply any right of Tenant to remain in the Premises after the termination of this Lease without the execution of a new lease, (ii) imply any obligation of Landlord to grant a new lease or (iii) be construed to limit any right or remedy that Landlord has against Tenant as a holdover tenant or trespasser.

                  23.03. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any similar or successor law of same import then in force, in connection with any holdover proceedings which Landlord may institute to enforce the terms and conditions of this Lease.

                              ARTICLE 24 - Default

                  24.01. This Lease and the Term are subject to the limitation that whenever Tenant, or any Guarantor, makes an assignment for the benefit of creditors, or files a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency is filed against Tenant or such Guarantor under any bankruptcy or insolvency law, or whenever a petition is filed by or against Tenant or such Guarantor under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition is filed by Tenant or such Guarantor under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a permanent receiver of Tenant or such Guarantor, or of or for the property of Tenant or such Guarantor is appointed, then Landlord (a) if such event occurs without the acquiescence of Tenant or such Guarantor, as the case may be, at any time after the event continues for 60 days, or (b) in any other case at any time after the occurrence of any such event, may give Tenant a notice of intention to end the Term at the expiration of five days from the date of service of such notice of intention, and upon the expiration of said five-day period this Lease, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 26.

                  24.02.  This Lease is subject to the further
limitations that:

                           (a) if Tenant defaults in the payment of any Fixed Rent or Additional Charges, and such default continues for five days, or

                           (b) if Tenant, whether by action or inaction, is in default of any of its obligations under this Lease (other than a default in the payment of Fixed Rent or Additional Charges) and such default continues and is not remedied within 15 days after Landlord gives to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of 15 days and the continuance of which for the period required for cure will not (i) subject Landlord or any Superior Lessor or Superior Mortgagee to prosecution for a crime (as more particularly described in Section 9.02) or (ii) result in the termination of any Superior Lease or foreclosure of any Superior Mortgage, if Tenant does not, (1) within said 15-day period advise Landlord of Tenant's intention to take all steps necessary to remedy such default, (2) duly commence within said 15-day period, and thereafter diligently prosecute to completion all steps necessary to remedy the default and (3) complete such remedy within a reasonable time after the date of said notice of Landlord, or

                           (c) if any event occurs or any contingency arises whereby this Lease or the estate hereby granted or the unexpired balance of the Term would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 8, or

                           (d)  if Tenant vacates or abandons the Premises, or

                           (e) if Tenant (or any person which, directly or indirectly, controls, is controlled by, or is under common control with Tenant) defaults under any other lease with Landlord (or any person which, directly or indirectly, controls, is controlled by, or is under common control with Landlord) and such default is not remedied within the applicable grace period, if any, provided therefor under such other lease then in any of said cases Landlord may give to Tenant a notice of intention to end the Term at the expiration of five days from the date of the service of such notice of intention, and upon the expiration of said five days this Lease, whether or not the Term theretofore had commenced, shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 26.

                        ARTICLE 25 - Re-entry by Landlord

                  25.01. If Tenant defaults in the payment of any Fixed Rent or Additional Charges, and such default continues for five days, or if this Lease terminates as provided in Article 24, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any person therefrom, to the end that Landlord may have, hold and enjoy the Premises. The word "re-enter," as used herein, is not restricted to its technical legal meaning. If this Lease is terminated under the provisions of
Article 24, or if Landlord re-enters the Premises under the provisions of this
Article 25, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Fixed Rent and Additional Charges payable up to the time of such termination of this Lease, or of such recovery of possession of the Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 26.

                  25.02. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

                  25.03. If this Lease terminates under the provisions of
Article 24, or if Landlord re-enters the Premises under the provisions of this Article, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Fixed Rent or Additional Charges due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 26 or pursuant to law.

                              ARTICLE 26 - Damages

                  26.01. If this Lease is terminated under the provisions of
Article 24, or if Landlord re-enters the Premises under the provisions of
Article 25, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

                           (a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate amount of the Fixed Rent and the Additional Charges under
         Article 4 and Article 5 which would have been payable by Tenant (conclusively presuming the average monthly Additional Charges under Article 4 and Article 5 to be the same as were payable for the year, or if less than 365 days have then elapsed since the Commencement Date, the partial year, immediately preceding such termination or re-entry) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the date contemplated as the expiration date hereof if this Lease had not so terminated or if Landlord had not so re-entered the Premises, over (ii) the aggregate rental value of the Premises for the same period, or

                           (b) sums equal to the Fixed Rent and the Additional Charges which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the date contemplated as the expiration date hereof if this Lease had not so terminated or if Landlord had not so re-entered the Premises, provided, however, that if Landlord shall relet the Premises during said period, landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Premises for new tenants, brokers' commissions, legal fees, and all other expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than what would have been the remaining Term, but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Premises or any part thereof is or are relet by Landlord for what would have been the unexpired portion of the Term, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Premises, or part thereof, so relet during the term of the reletting. Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises or any part thereof, or if the Premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant's liability for damages or otherwise under this Lease.

                  26.02. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 24, or under any provisions of law, or had Landlord not re-entered the Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry on the Premises for the default of Tenant under this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater than, equal to, or less than any of the sums referred to in Section 26.01.

                  26.03. In addition, if this Lease is terminated under the provisions of Article 24, or if Landlord re-enters the Premises under the provisions of Article 25, Tenant agrees that:

                           (a) the Premises then shall be in the same condition as that in which Tenant has agreed to surrender the same to Landlord at the expiration of the Term;

                           (b) Tenant shall have performed prior to any such termination any covenant of Tenant contained in this Lease for the making of any Alteration or for restoring or rebuilding the Premises or the Building, or any part thereof; and

                           (c) for the breach of any covenant of Tenant set forth above in this Section 26.03, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the reasonable cost of performing such covenant (as estimated by an independent contractor selected by Landlord).

                        ARTICLE 27 - Affirmative Waivers

                  27.01. Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this Lease after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as provided in this Lease.

                  27.02. If Tenant is in arrears in payment of Fixed Rent or Additional Charges, Tenant waives Tenant's right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items to which any such payments shall be credited.

                  27.03. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, including, without limitation, any claim of injury or damage, and any emergency and other statutory remedy with respect thereto.

                  27.04. Tenant shall not interpose any counterclaim of any kind in any summary proceeding commenced by Landlord to recover possession of the Premises and shall not seek to consolidate such proceeding with any action which may have been or will be brought by Tenant or any other person.

                             ARTICLE 28 - No Waivers

                  28.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Fixed Rent or Additional Charges with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

                      ARTICLE 29 - Curing Tenant's Defaults

                  29.01. If Tenant defaults in the performance of any of Tenant's obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of 15 days from the date Landlord gives Tenant notice of the default.

                  29.02. Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements, including reasonable counsel fees, involved in collecting or endeavoring to collect the Fixed Rent or Additional Charges or enforcing or endeavoring to enforce any rights against Tenant or Tenant's obligations hereunder, including any cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in recovering possession of the Premises after default by Tenant or upon the expiration or sooner termination of this Lease, and interest on all sums advanced by Landlord under this Section and/or Section 29.01 at the Lease Interest Rate may be sent by Landlord to Tenant monthly, and such amounts shall be due and payable in accordance with the terms of such bills.

                               ARTICLE 30 - Broker

                  30.01. Tenant represents that no broker except The Edward S. Gordon Company (herein called the "Broker") was instrumental in bringing about or consummating this Lease and that Tenant had no conversations or negotiations with any broker except the Broker concerning the leasing of the Premises. Tenant shall indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys' fees and expenses, arising out of any conversations or negotiations had by Tenant with any broker other than the Broker. Landlord shall pay any brokerage commissions due the Broker as per a separate agreement between Landlord and the Broker.

                              ARTICLE 31 - Notices

                  31.01. Any notice, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made only if either (a) sent by registered or certified mail, return receipt requested, posted in a United States post office station or letter box in the continental United States, or
(b) hand delivered, in either event
addressed to the other party at the address hereinabove set forth (except that after the Commencement Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Premises), and shall be deemed to have been given, rendered or made either (i) on the first day after the day so mailed, unless mailed outside of the State of New York, in which case it shall be deemed to have been given, rendered or made on the third business day after the day so mailed, or (ii) on the day received if so hand delivered. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, consents, approvals or other communications intended for it. A duplicate original of any notice given to Landlord shall be simultaneously and similarly sent by Tenant to the attention of Executive Vice President, Keren Developments, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591-6705.

                       ARTICLE 32 - Estoppel Certificates

                  32.01. Each party shall, at any time and from time to time, if requested by the other party with not less than 10 days' prior notice, execute and deliver to the other a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Fixed Rent and Additional Charges have been paid, stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the signer shall have knowledge, and stating whether or not, to the best knowledge of the signer, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation. Tenant also shall include in any such statement such other information concerning this Lease as Landlord may reasonably request.

                  ARTICLE 33 - Execution and Delivery of Lease

                  33.01. Submission by Landlord of the within Lease for review and execution by Tenant shall confer no rights nor impose any obligations on either party unless and until both Landlord and Tenant shall have executed this Lease and duplicate originals thereof shall have been delivered to the respective parties.

                         ARTICLE 34 - Recording of Lease

                  34.01. At the request of Landlord, Tenant shall promptly execute, acknowledge and deliver to Landlord a memorandum in respect of this Lease and/or any amendment or modification of this Lease sufficient for recording, setting forth only the matters required to be set forth pursuant to
Section 291-c of the New York Real Property Law. Such memorandum shall not in any circumstance be deemed to change or otherwise affect any of the terms of this Lease. Tenant shall not record this Lease or said memorandum or any other document related hereto.

                              ARTICLE 35 - Parking

                  35.01. Landlord shall, without charge to Tenant (except as consequence of the cost thereof being included in Operating Expenses), provide and maintain, for the non-exclusive use of Tenant's employees and invitees, parking areas sufficient to accommodate at least 54 standard size automobiles in the area(s) shown as "parking" on the plan attached hereto as Exhibit D. In the event Landlord utilizes such parking areas for Landlord's development purposes, Landlord will provide Tenant with substantially equivalent parking facilities.

                      ARTICLE 36 - Environmental Compliance

                  36.01. Tenant assumes sole and full responsibility for compliance with all applicable Federal, state and local environmental statutes, regulations and ordinances (including licensing and permitting) (herein called the "Environmental Laws") in respect of the Premises and agrees to indemnify, defend, save and hold harmless Landlord and all Superior Lessors and Superior Mortgagees, and its and their respective partners, directors, officers, agents and employees from and against any and all claims, demands, losses and liability (including reasonable attorneys' fees) resulting from any alleged or actual violation thereof by Tenant or any of its subtenants or licensees or its or their employees or contractors. Tenant assumes sole and full responsibility for all present and future acts or omissions of Tenant or any of its subtenants or licensees or its or their employees or contractors while at, near or on the Project and covenants and agrees to indemnify, defend, save and hold harmless Landlord and all Superior Lessors and Superior Mortgagees, and its and their respective partners, directors, officers, agents and employees, from and against any and all claims, demands, losses, and liability (including reasonable attorneys' fees) resulting from any alleged or actual violation thereof, including, but not limited to, personal injury (and death resulting therefrom), property damage, damage to natural resources, and strict liability under Environmental Laws. The provisions of this Section 36.01 shall survive the expiration or termination of this Lease.

                               ARTICLE 37 - Signs

                  37.01. Tenant may not place signs anywhere in the Project, including on the exterior of the Building, without the prior written consent of Landlord.

                        ARTICLE 38 - Approval Contingency

                  38.01. This Lease shall not be effective until and unless approved in writing by Swiss Bank and Carbide. If Swiss Bank or Carbide disapproves this Lease, then this Lease shall be deemed null and void and of no effect. Any such approval in accordance with the provisions of this Article 38 shall be deemed retroactive to the Commencement Date. Notwithstanding any provision to the contrary, if Tenant occupies the Premises or causes any work to be performed thereon prior to receipt of Swiss Bank's or Carbide's approval or disapproval, then as between Tenant and Landlord the provisions of this Lease shall be applicable and enforceable. If either Swiss Bank or Carbide does not give its approval or disapproval within 60 days after the date hereof, either party may give notice of cancellation of this Lease to the other after said 60-day period but prior to the giving of said approval, and if either party gives such cancellation notice timely, this Lease shall be deemed null and void and of no effect.

                       ARTICLE 39 - Relocation of Premises

                  39.01. Landlord may, at its option, before or after the Commencement Date, elect by notice to Tenant to substitute for the Premises other equivalent space in the Project (herein called the "Substitute Premises") designated by Landlord, provided that the Substitute Premises contains at least the same usable square foot area as the Premises. Landlord's notice shall be accompanied by a plan of the Substitute Premises, and such notice or the plan shall set forth the usable square foot area of the Substitute Premises. Tenant shall vacate and surrender the Premises and shall occupy the Substitute Premises promptly (and, in any event, not later than 15 days) after Landlord has substantially completed the work to be performed by Landlord in the Substitute Premises pursuant to Section 39.02. Tenant shall pay the same Fixed Rent and Additional Charges under Article 4 and Article 5 with respect to the Substitute Premises as were payable with respect to the Premises, without regard to the usable square foot area of the Substitute Premises.

                  39.02. Tenant shall not be entitled to any compensation for any inconvenience or interference with Tenant's business, nor to any abatement or reduction of Fixed Rent or Additional Charges, but Landlord shall, at Landlord's expense, do the following: (a) furnish and install in the Substitute Premises fixtures, equipment, improvements and appurtenances at least equal in kind and quality to those contained in the Premises at the time such notice of substitution is given by Landlord, (b) provide to Tenant personnel to perform under Tenant's direction the moving of Tenant's Property from the Premises to the Substitute Premises, (c) promptly reimburse Tenant for Tenant's actual and reasonable out-of-pocket costs incurred by Tenant in connection with the relocation of any telephone or other communications equipment from the Premises to the Substitute Premises, and (d) promptly reimburse Tenant for any other actual and reasonable out-of-pocket costs incurred by Tenant in connection with the Tenant's move from the Premises to the Substitute Premises provided such costs are approved by Landlord in advance, which approval shall not be unreasonably withheld or delayed. Tenant shall cooperate with Landlord so as to facilitate the prompt completion by Landlord of its obligations under this Section and the prompt surrender by Tenant of the Premises. Without limiting the generality of the preceding sentence, Tenant shall provide to Landlord promptly any approvals or instructions, and any plans and specifications or any other information reasonably requested by Landlord.

                  39.03. From and after the date that Tenant actually vacates and surrenders the Premises to Landlord, this Lease (a) shall no longer apply to the Premises, except in respect of obligations which accrued on or prior to such surrender date, and (b) shall apply to the Substitute Premises as if the Substitute Premises had been the space originally demised under this Lease.

                 ARTICLE 40 - Partnership or Multi-Person Tenant

                  40.01. If the original Tenant herein named is a partnership (or is comprised of two or more persons, individually or as co-partners of a partnership) or if Tenant's interest in this Lease is assigned to a partnership (or to two or more persons, individually or as co-partners of a partnership), the following provisions shall apply: (a) the liability of each of the persons at any time comprising Tenant shall be joint and several, (b) each of the persons at any time comprising Tenant shall be bound by (i) any written instrument executed by Tenant or any successor Tenant changing, modifying, extending or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, (ii) any Notices given by Tenant or by any of the persons comprising Tenant, and (iii) any statement executed by Tenant or any of the persons comprising Tenant, pursuant to Section 32.01, (c) any notices given to

Tenant or to any of such persons shall be binding on Tenant and all such persons, (d) if Tenant admits new partners, all of such new partners shall, by their admission to Tenant, be deemed to have assumed joint and several liability for the performance of all of Tenant's obligations under this Lease, (e) Tenant shall give prompt notice to Landlord of the admission of any such new partners, and on demand of Landlord shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord wherein each such new partner assumes joint and several liability for the performance of all of Tenant's obligations under this Lease (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of clause
(d) of this Section), and (f) the death, adjudication of incompetency or withdrawal of an individual comprising Tenant or of an individual partner shall not relieve him or his personal representatives of any liability for the performance of Tenant's obligations under this Lease.

                           ARTICLE 41 - Miscellaneous

                  41.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and which expressly refer to this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreements made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease or any other written agreements made concurrently herewith.

                  41.02. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of the abandonment is sought. If Tenant shall at any time request Landlord to relet the Premises for Tenant's account, Landlord or its agent is authorized to receive keys for such purpose without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of the Tenant's Property in connection with such reletting.

                  41.03. Except as otherwise expressly provided in this Lease, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 8 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 24. No provision in this Lease shall be construed for the benefit of any third party except as expressly provided herein.

                  41.04. The obligations of Tenant hereunder shall not be affected, impaired or excused, nor shall Landlord have any liability to Tenant, because (a) Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of strike, other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency, or shortage of fuel, supplies or labor, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control; or (b) of any failure or defect in the supply, quantity or character of electricity, steam, oil, gas or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or other entity serving the Building with electric energy, steam, oil, gas or water, or for any other reason whether similar or dissimilar, beyond Landlord's reasonable control.

                  41.05. All references in this Lease to the consent or approval of Landlord shall be deemed to mean only the written consent or approval of Landlord and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord. If Tenant requests Landlord's consent and Landlord fails or refuses to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where this Lease provides that Landlord may not unreasonably withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent.

                  41.06. If an excavation is made upon land adjacent to or under the Building, or is authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as said person shall deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant's obligations under this Lease.

                  41.07. Tenant agrees that the exercise of its rights pursuant to the provisions of Article 12 or of any other provisions of this Lease or the Exhibits hereto shall not be done in a manner which would violate Landlord's union contracts affecting the Project, nor create any work stoppage, picketing, labor disruption or dispute or any interference with the business of Landlord or any tenant or occupant of the Project.

                  41.08. Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of New York. If any provision of this Lease or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

                  IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.


                              LANDLORD:

                              KEREN LIMITED PARTNERSHIP

                         By:  Keren Management Limited
                                Partnership, General Partner

                              By:  Keren Developments Inc.


                                        By:      /s/ JAMES F. KAY
                                            -----------------------------
                                            Name:  James F. Kay
                                            Title:  President


                              TENANT:

                              CADUS PHARMACEUTICAL CORPORATION



                         By:      /s/ JEREMY LEVIN
                              --------------------------------
                              Name: Jeremy Levin
                              Title:  President

                              Tenant's Federal Identification
                              Number

                              13-3660391
                              --------------------------------

State of New York          )
                           :  ss.:
County of Westchester      )



                  On the 20th day of June, 1995, before me personally came James F. Kay to me known, who, being by me duly sworn, did depose and say that he resides at Toronto, Canada; that he is the President of Keren Developments Inc. which corporation is the general partner of Keren Management Limited Partnership, which limited partnership is the general partner of KEREN LIMITED PARTNERSHIP, the partnership described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation (Keren Developments Inc.) as general partner of Keren Management Limited Partnership, as general partner of Keren Limited Partnership.


                                   /s/ MARY C. LANNIE
                                   --------------------------
                                   Notary Public

STATE OF NEW YORK          )
                           :  ss.:
COUNTY OF                  )


                  On the 15th day of June, 1995, before me personally came Jeremy Levin, to me known, who, being by me duly sworn, did depose and say that he resides at_______________________________,
________________________________________; that he is the President of Cadus
Pharmaceutical Corporation, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.


                                   /s/ JAMES S. RIELLY
                                   --------------------------
                                   Notary Public

                                PLAN OF PREMISES




































                                    EXHIBIT A

                             SCHEDULE OF FIXED RENT

               FIXED RENT
              PER RENTABLE      FIXED RENT PER
               SQUARE FOOT      RENTABLE SQUARE   TOTAL FIXED
              OF MAIN SPACE     FOOT OF STORAGE     RENT PER
LEASE YEAR     PER ANNUM        SPACE PER ANNUM      ANNUM
- ----------    -------------     ---------------   -----------

1998             $20                  11            381,915
1999              20                  11            381,915
2000              20                  11            381,915
2001              20                  11            381,915
2002              20                  11            381,915
2003              21                  12            401,580
2004              21                  12            401,580
2005              21                  12            401,580
2006              21                  12            401,580
2007              21                  12            401,580

















                                    EXHIBIT B

                              RULES AND REGULATIONS


                  1. The rights of each tenant in the entrances, corridors and elevators servicing the Building are limited to ingress to and egress from such tenant's premises for the tenant and its employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridor, elevators and other facilities of the Building by any other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it in its reasonable judgment deems best for the benefit of the tenants generally.

                  2. Landlord may refuse admission to the Building outside of Business Hours on Business Days (as such terms are defined in the lease to which this Exhibit is attached) to any person not known to the watchman in charge or not having a pass issued by Landlord or the tenant whose premises are to be entered or not otherwise properly identified, and Landlord may require all persons admitted to or leaving the Building outside of Business Hours on Business Days to provide appropriate identification. Landlord will supply identification cards and be reimbursed by Tenant at Landlord's cost plus 5%. Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to Landlord for all acts or omissions of such persons. Tenant shall promptly notify Landlord in writing of any lost identification cards and will reimburse Landlord at cost plus 5% for replacement of identification cards. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character or reputation of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. During any invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building by closing the doors or otherwise for the safety of the tenants and protection of property in the Building.

                  3. No tenant shall obtain or accept for use in its premises towel, barbering, bootblacking, floor polishing, cleaning or other similar services from any persons reasonably prohibited by Landlord in writing from furnishing such services. Such services shall be furnished only at such hours, and under such reasonable regulations, as may be fixed by Landlord from time to time.

                  4. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or its employees, agents, contractors, licensees or invitees, shall be paid by such tenant.

                  5. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens which are different from the standards adopted by Landlord for the Building shall be attached to or hung in, or used in connection with, any exterior window or door of the premises of any tenant, without the prior written


                                   EXHIBIT C
                                   ---------
consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner approved by Landlord.

                  6. No lettering, sign, advertisement, notice or object shall be displayed in or on the exterior windows or doors, or on the outside of any tenant's premises, or at any point inside any tenant's premises where the same might be visible outside of such premises, without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule. Interior signs, elevator cab designations and lettering on doors and the Building directory shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

                  7. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills or on the peripheral air conditioning enclosures, if any.

                  8. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules.

                  9. No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. Nothing shall be done or permitted in the premises of any tenant which would impair or interfere with the use or enjoyment by any other tenant of any other space in the Building.

                10. Additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said Grand Master Key. Additional keys for a tenant's premises and toilet rooms shall be procured only from Landlord who may make a reasonable charge therefor. Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof.

                11. All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators, and in such manner as Landlord or its agent may determine from time to time. The persons employed to move safes and other heavy objects shall be reasonably acceptable to Landlord and, if so required by law, shall hold a Master Rigger's license. Arrangements will be made by Landlord with any tenant for moving large quantities of furniture and equipment into or out of the Building. All labor and engineering costs incurred by Landlord in connection with any moving specified in this rule, including a reasonable charge for overhead and profit, shall be paid by tenant to Landlord, on demand.


                                   EXHIBIT C
                                   ---------

                12. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the lease of which this Exhibit is a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enlargement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the premises or the Building under the provisions of this Rule or of Rule 2 hereof.

                13. No tenant shall occupy or permit any portion of its premises to be occupied as an office for a public stenographer or public typist, or for the storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as a school. No tenant shall use or permit its premises or any part thereof to be used for manufacturing or the sale at retail or auction of merchandise, goods or property of any kind.

                14. Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Landlord's reasonable judgment, tends to impair the reputation of the Building or its desirability as a building for others, and upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign.

                15. Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon any tenant's premises. If, in the judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Landlord shall determine.

                16. No machinery or mechanical equipment other than ordinary portable business machines may be installed or operated in any tenant's premises without Landlord's prior written consent which consent shall not be unreasonably withheld or delayed, and in no case (even where the same are of a type so excepted or as so consented to by Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants; but machines and mechanical equipment which may be permitted to be installed and used in a tenant's premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

                17. Landlord, its contractors, and their respective employees, shall have the right to use, without charge therefor, all light, power and water in the premises of any tenant while cleaning or making repairs or alterations in the premises of such tenant.


                18. No premises of any tenant shall be used for lodging or sleeping or for any immoral or illegal purpose.

                19. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not


                                   EXHIBIT C
                                   ---------
perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

                20. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

                21. No tenant shall cause or permit any unusual or objectionable odors to emanate from its premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the premises of any tenant except as is expressly permitted in such tenant's lease.

                22. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building's services or the proper and economic heating, ventilating, air conditioning, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air-conditioning, electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment or interference.

                23. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have, caused the same. Any cuspidors or containers or receptacles used as such in the premises of any tenant or for garbage or similar refuse, shall be emptied, cared for and cleaned by and at the expense of such tenant.

                24. All entrance doors in each tenant's premises shall be left locked and all windows shall be left closed by the tenant when the tenant's premises are not in use. Entrance doors shall not be left open at any time. Each tenant, before closing and leaving its premises at any time, shall turn out all lights.

                25. Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

                26. All windows in each tenant's premises shall be kept closed, and all blinds therein above the ground floor shall be lowered as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate the tenant's premises. If Landlord shall elect to install any energy saving film on the windows of any premises or to install energy saving windows in place of the present windows, each tenant shall cooperate with the reasonable requirements of Landlord in connection with such installation and thereafter the maintenance and replacement of the film and/or windows and permit Landlord to have access to the tenant's premises at reasonable times during Business Hours to perform such work.

                27. Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its reasonable judgment, it deems it necessary, desirable or proper for


                                   EXHIBIT C
                                   ---------
its best interest and for the best interests of the tenants generally, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the nonobservance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building.






























                                   EXHIBIT C
                                   ---------

                                  PARKING AREA




































                                    EXHIBIT D

                             DESCRIPTION OF ASBESTOS




































                                    EXHIBIT 1

                        DESCRIPTION OF KEREN'S EQUIPMENT




































                                    EXHIBIT 2

                                CLEANING SCHEDULE




































                                    EXHIBIT 3

                        DESCRIPTION OF FIRST OFFER SPACE




































                                    EXHIBIT 4

                   RIDER TO LEASE DATED AS OF JUNE 20, 1995
                                     BETWEEN
                     KEREN LIMITED PARTNERSHIP, AS LANDLORD
                                       AND
                   CADUS PHARMACEUTICAL CORPORATION, AS TENANT

R1. If any of the provisions of this Rider shall conflict with any of the provisions of this Lease, such conflict shall be resolved in every instance in favor of this Rider.

R2. The words "or within five Business Days after" are hereby added after the word "before" in the second line of Section 1.08 of this Lease, and the number "4%" in the eighth line of such Section is hereby deleted and the number "2%" is hereby added in its place.

R3. The following is hereby added to the end of Article 2 of this Lease:

                  "2.03 Landlord represents that as of the date hereof:

                  (a) To Landlord's knowledge, the Premises and the common areas of the Project are in material compliance with all Legal Requirements and Environmental Laws (as defined in Section 36.01); provided, however, Landlord makes no representation as to the existence or non-existence of any condition at the Premises (or any non-compliance attributable thereto) caused or created by Carbide (as hereinafter defined) or anyone holding an interest in the Premises by, through or under Carbide, or any of their respective agents, employees, contractors or invitees; and

                  (b) Landlord has not received any written notice from any, federal, state or local governmental authority, which sets forth any violation of any

                  Legal Requirements or Environmental Laws which remain uncured with respect to the Premises and the common areas of the Project.

                  2.04 Tenant acknowledges the existence of asbestos in the Premises, but Landlord represents that, to Landlord's knowledge, as of the date hereof, the location of such asbestos in the Premises is limited to the places identified on Exhibit 1 attached hereto.

                  2.05 Landlord covenants that, on the Commencement Date, the common areas of the Project shall be in compliance with all Legal Requirements and Environmental Laws (except to the extent that any non-compliance with such laws does not materially adversely affect Tenant)."

R4. The following is hereby added to the second line of Section 3.01 of this Lease after the word "tear":

                  "and any damage caused by Tenant or anyone claiming by, through or under Tenant, or any of their respective agents, invitees, contractors or employees, during the term of the Sublease (as hereinafter defined) and any Alterations (as hereinafter defined) made by Tenant during the term of the Sublease (as hereinafter defined) in accordance therewith,"

R5. The first three sentences of Section 5.01 of this Lease are hereby deleted and the following is hereby added in their place:

                  "The term "Operating Expenses" shall mean all expenses paid or incurred by Landlord or on Landlord's behalf in respect of the repair, maintenance and operation of the Project, including, without limitation, all expenses paid or incurred as a result of Landlord complying with its obligations under this Lease. Operating Expenses shall include, without limitation, (i) salaries, wages, medical, surgical, union and general welfare benefits (including, without limitation, group life insurance and pension and welfare payments and contributions and all other fringe benefits paid to, for or with respect to all persons (whether employees of Landlord or its managing agent) engaged in the repair, operation and maintenance of the Project; (ii) payroll taxes, workers' compensation, uniforms, dry cleaning, and related expenses for such persons; (iii) the cost of all charges for gas, steam, electricity, heat, ventilation, air-conditioning, water and other utilities furnished to the buildings within the Project (including, without limitation, the common areas thereof) together with any taxes on such utilities (excluding however, the cost of electricity, heat, ventilating and air-conditioning described in clauses (9) and
                  (10) of this definition); (iv) the cost of painting any portion of the Project other than rentable areas; (v) the cost of building and cleaning supplies and equipment, cost of replacements for tools and equipment used in the operation, maintenance, and repair of the Project and charges for telephone service for the Project; (vi) financial expenses incurred in connection with the operation of the Project, such as insurance premiums (including, without limitation, liability insurance, fire and casualty insurance, rent insurance and any other insurance), attorneys' fees and disbursements (exclusive of any such fees and disbursements incurred in applying for any reduction of Taxes or in connection with the leasing of space in the Project or the enforcement of leases), auditing and other professional fees and expenses, association dues and any other ordinary and customary financial expenses incurred in connection with the operation of the Project; (vii) the cost or rentals of all supplies (including, without limitation, cleaning supplies), tools, materials and equipment, and sales and other taxes thereon for the Project; (viii) the cost of hand tools and other movable equipment used in the repair, maintenance or operation of the Project; (ix) the cost of all charges for window and other cleaning and janitorial and security services for the Project; (x) charges of independent contractors providing goods or services to the Project; (xi) the cost of repairs and replacements to the Project made by

                  Landlord; (xii) the cost of alterations and improvements to the Project made by reason of Legal Requirements or Insurance Requirements in accordance with clause (z) below; (xiii) payments under service contracts for the Project; (xiv) management fees at the then prevailing rates for management fees for similar properties in Westchester County if an unaffiliated managing agent is hired to manage the Project or, if no unaffiliated managing agent is so hired, a sum in lieu thereof which is the greater of the then prevailing rates for management fees of similar properties in Westchester County or 3-1/2% of the rents and additional charges collected under all leases at the Project; and (xv) all other charges properly allocable to the repair, operation and maintenance of the Project in accordance with generally accepted accounting principles; excluding, however, (1) depreciation, (2) interest on and amortization of debts, (3) ground rent, (4) leasehold improvements made for existing or future tenants of the Project, (5) brokerage commissions, (6) refinancing costs, (7) costs and expenses in connection with the construction of new buildings, (8) Taxes, (9) the cost of Basic Electric and HVAC Electric (as such terms are defined in Section 15.01) furnished to the Premises or to other tenants of the Project,
                  (10) the cost of producing and furnishing steam and chilled water to provide heat, ventilating and air-conditioning to the Premises or to other tenants of the Project, (11) the cost of any work or services to be performed for or furnished to any tenants of the Project (including Tenant), to the extent that the cost of such work or services is, or is to be, separately reimbursed to Landlord or is work or a service of a type that would be separately reimbursable to Landlord under the terms of this Lease, and (12) expenditures for capital improvements except (x) those which under generally accepted accounting principles are expensed or regarded as deferred costs, (y) capital expenditures or expenses for equipment designed to result in savings or a reduction of Operating Expenses (e.g., energy saving devices), and (z) capital expenditures, required by Legal Requirements or Insurance Requirements to be done at the Project on or after the "Commencement Date"

                  (as such term is defined in the Sublease), but Tenant shall be obligated to pay only the cost of that portion of such capital expenditures required by Legal Requirements or Insurance Requirements which remain unamortized as of the Commencement Date of this Lease, and any cost covered by the foregoing clauses (y) or (z) shall, subject to the immediately following sentence, be included in Operating Expenses for the Operating Year in which the costs are incurred and subsequent Operating Years, and, to the extent that such items are depreciated, the depreciation thereof shall be calculated on a straight line basis over an appropriate period considering the useful life thereof but not more than 10 years, with an interest factor equal to the rate announced by Citibank, N.A. or its successor from time to time as its prime or base rate at the time of Landlord's having incurred such expenditure. Notwithstanding the foregoing, in no event shall any capital expenditure or expense for equipment designed to result in savings or reductions of Operating Expenses (e.g., energy saving devices) be included in Operating Expenses during any one Operating Year in an amount in excess of the amount of Operating Expenses saved during such year (as reasonably estimated by Landlord) as the result of the capital expenditure or expense in question, and in the event that such an excess exists for any Operating Year, the period for depreciating such item(s) shall be extended until Landlord has fully included such excess in Operating Expenses. If Landlord leases any equipment designed to result in savings or reductions in Operating Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in Operating Expenses for the Operating Year in which they are incurred."

R6. The phrases "the greater of (a)" in the fifth line of Section 5.02 of this Lease and "or (b) the Operating Payment for the prior Operating Year" in the sixth and seventh lines of such Section are hereby deleted.

R7. Section 5.05 of this Lease is hereby deleted and the following is hereby added in its place:

                  "5.05 (a) Tenant, upon notice given within 90 days after the receipt of such Operating Statement, may elect to have Tenant's designated (in such notice) agent (who may be an employee of Tenant) examine such of Landlord's books and records as are directly relevant to the Operating Statement in question. If Tenant does not give such notice within such 90-day period, or does not complete its audit and give written notice to Landlord of any challenges to any Operating Expenses contained in such Operating Statement by the end of the calendar year in which such Operating Statement was delivered to Tenant, then Tenant shall be deemed to have waived all such challenges, and the Operating Statement as furnished by Landlord shall be conclusive and binding on Tenant. Pending the resolution of any contest, Tenant shall continue to pay all sums as determined to be due in the first instance by Landlord's Operating Statement and upon the resolution of such contest, suitable adjustment shall be made in accordance therewith with appropriate refund to be made by Landlord to Tenant (or credit allowed Tenant against the Fixed Rent and Additional Charges becoming due).

                  (b) If the resolution of any contest over disputed Operating Expenses finds that Operating Expenses are more than 5% less than as reported in the applicable Operating Statement from Landlord to Tenant, then Landlord shall pay the reasonable cost of Tenant's audit."

R8. The following is hereby added to the end of Article 5 of this Lease:

         "5.07 (a) The cost of each of the following services (the "Capped Costs"), shall be included in "Operating Expenses" under Section 5.01 in each Operating Year (i) to the extent of the full amount of such cost in the case of the first Operating Year and (ii) in each subsequent Operating Year only to the extent of the lesser of (x) the full amount of such cost for such Operating Year or (y) the amount of such cost that was included in Operating Expenses for the previous Operating Year multiplied by the sum of 100% plus the percentage increase, if any, from each previous year in the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Consumers, New York, NY - Northern NJ - Long Island, NY-NJ-CT area - (base year 1982-1984 =100) (the "Index"). If the Index has changed so that the base year differs from that used in this Section, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics, to the 1982-84 base. If the Index is discontinued or revised during the Term of the Lease, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index has not been discontinued or revised.

               (b) The Index published most recently prior to the Commencement Date shall be the beginning Index. The Index published most recently prior to the date four (4) months prior to the beginning of each Operating Year shall be the Index for such Operating Year.

               (c) For the purposes of this Section 5.02, "Capped Costs" shall mean the cost of labor for (i) cleaning and janitorial services under Section 5.01(a)(ix); (ii) security services under Section 5.01(a)(ix); and (iii) the maintenance of the grounds at the Project under Section 5.01(a)(i).

               Notwithstanding anything to the contrary contained herein, the limitation on the inclusion of Capped Costs shall not apply to any increase in such Capped Costs arising from additional services necessitated by the acts, omissions or requirements of Tenant.

R9. The following is hereby added to the end of Section 6.01 of this Lease:

                  "As of the date hereof, Landlord represents that (y) Swiss Bank and Carbide are the only Superior Mortgagees under this Lease and (z) there are no Superior Lessors."

R10. The number "180" in the fourteenth line of Section 6.02 of this Lease is hereby deleted and the number "120" is hereby added in its place.

R11. The following is hereby added to the end of Article 6 of this Lease:

                  "6.05 Landlord agrees to use reasonable efforts to obtain and deliver to Tenant:

                  (a)(i) A subordination and non-disturbance agreement with respect to this Lease executed by Swiss Bank, in its standard form and (ii) a subordination and non-disturbance agreement with respect to this Lease, executed by Carbide, in its standard form. Upon delivery of such agreements, Tenant agrees to promptly execute and deliver them to Swiss Bank and Carbide provided such form is reasonably satisfactory to Tenant. If Landlord fails to obtain both such agreements within 60 days after the date hereof, then Tenant shall have the right, by notice given to Landlord within 10 days thereafter, and before such agreements are delivered, to terminate this Lease.

                  (b) Unless Tenant (i) is in default in the payment of Fixed Rent or any Additional Charges under the Lease or
                  (ii) is in default beyond the applicable notice or cure period (or has not commenced the cure of any default) in the performance of any other material terms, covenants or conditions of this Lease, a subordination and non-disturbance agreement with respect to this Lease, from any future Superior Mortgagee or Superior Lessor, in such Superior Mortgagee's, or Superior Lessor's, standard form, for the benefit of Tenant. Tenant agrees to promptly execute and deliver such agreement to such Superior Mortgagee or Superior Lessor provided such form is reasonably satisfactory to Tenant."

R12. The phrase "and shall have access to the Premises 24 hours a day, 7 days a week, 365 days a year" is hereby added after the word "Landlord," in the sixth line of Section 7.01 of this Lease, and the phrase "(including, without limitation, Landlord's rights (i) to require appropriate identification such as the wearing or possession of prescribed identification badges, at all times by employees, agents, contractors and invitees of Tenant upon the Premises, and
         (ii) to impose other reasonable security measures)" is hereby added after the word "Lease" in the seventh line of such Section.

R13. The phrase "and all Superior Mortgagees" in the ninth and tenth lines of Section 8.01 of this Lease is hereby deleted, and the phrase ", which shall not be unreasonably withheld" is hereby added in its place.

R14. The phrase "in which the primary purpose of such transaction is other than the assignment or transfer of the Lease, or to transactions" is hereby added after word "transactions" in the eleventh line of Section
         8.02 of this Lease.

R15. The phrase "any corporation or partnership which controls or is controlled by Tenant or is under common control with Tenant" in the fourteenth, fifteenth and sixteenth lines of Section 8.02 of this Lease is hereby deleted, and the phrase "an affiliate of Tenant" is hereby added in its place.

R16. The following is hereby added to the end of Section 8.02 of this Lease:

                  "Notwithstanding anything to the contrary contained in Section 8.01, but subject to the provisions of Sections

                  8.13 and 8.15, Tenant shall have the right to sublet the Premises to any affiliate of Tenant without Landlord's consent, upon written notice to Landlord to be accompanied by a conformed or photostatic copy of the proposed sublease. For the purposes of this Section 8.02, the term "affiliate of Tenant" shall mean (i) any corporation which, directly or indirectly, controls, is controlled by or is under common control with, Tenant, and (ii) any joint venture, partnership or similar entity controlled by Tenant; and the term "control" shall mean, in the case of a corporation, ownership, directly or indirectly, of more than 50% of each class of the voting stock, and in the case of a joint venture or partnership or similar entity, ownership, directly or indirectly, of more than 50% of all of the interests therein."

R17.     The phrase "and any Superior Mortgagee" in the fifteenth line of
         Section 8.03 of this Lease and the phase "and all Superior Mortgagees" in the eighteenth line of such Section are hereby deleted.

R18. The phrase "and all Superior Mortgagees' consent" in the second, third and fourth lines of Section 8.04 of this Lease and the phrase "and all Superior Mortgagees" in the seventh and eighth lines of such Section are hereby deleted.

R19. The following changes are hereby made to Section 8.07 of this Lease:

         (a) The phrase "as specifically provided to the contrary in" the first and second lines is hereby deleted and the phrase "for transactions for which Landlord's consent is not required under" is hereby added in its place.

         (b) The phrase "and all Superior Mortgagees" in the fifth line of such Section is hereby deleted.

         (c) The number "60" in the eighth, twenty-first and twenty-second lines is hereby deleted and the number "20" is hereby added in its place.

R20. The word "and" in the last line of Section 8.09(d) of this Lease is hereby deleted.

R20a.    The following is hereby added to the end of Section 8.09 of this Lease:

                  "and (f) such sublease shall provide that Landlord shall pay to Tenant an amount equal to 50% of (i) any rents, additional charges or other consideration payable to Landlord under any sub-sublease between Landlord as sub-sublandlord and a sub-subtenant (including, without limitation, sums paid for the sale or rental of the Landlord's fixtures, leasehold improvements, equipment or other personal property affixed to the Premises (collectively, the "Landlord Property"; but specifically excluding therefrom sums paid to Landlord for the sale, in connection with a sub-sublease of the Premises, of Landlord's furniture, furnishings and other unaffixed personal property at the Premises, provided that such sums represent the fair market value of such items and are not being used by Landlord to reduce the amount available to be apportioned equally between Landlord and Tenant pursuant to this Section 8.09(f)) which is in excess of the fixed rent and additional charges payable by Landlord to Tenant under such sublease accruing during the term of any sub-sublease in respect of the subleased space, less (ii) the sum of the following: (x) in the case of the sale of the Landlord Property, the then net unamortized or undepreciated costs determined on the basis of amortization or depreciation used in Landlord's federal income tax returns (which shall be deducted each month from the excess referred to in clause (i) for such month, ratably over the term of the sub-sublease), and (y) the reasonable out-of-pocket costs incurred by Landlord to effectuate such sub-sublease, including reasonable legal fees and reasonable brokerage fees payable in connection with such sub-sublease which shall be deducted each month from the excess referred to in clause (i) prior to any deductions required under clause
                  (ii)(x) of this Section 8.09(f), and prior to any apportionment of such excess between Landlord and Tenant pursuant to this Section 8.09(f), until such out-of-pocket costs are recovered in full); provided, however, that the aggregate of such payments by Landlord to Tenant pursuant to this Section 8.09(f) shall not exceed that portion of the cost of the Initial Alterations (as hereinafter defined) which has not been amortized as of the date of the signing of any sub-sublease (as determined on the basis of the amortization used in Tenant's federal income tax returns)."

R21. The following changes are hereby made in Section 8.10 of this Lease:

         (a) The phrase "and providing that Tenant is not in default of any of Tenant's obligations under this Lease" in the third and fourth lines is hereby deleted and the following is hereby added after the word "Lease" in the third line:

                           "then, unless (i) Tenant is in default in the payment of Fixed Rent or Additional Charges beyond any applicable notice or cure period or (ii) Tenant is in default beyond any applicable notice or cure period (or has not commenced the cure of any default) in the performance of any other material terms, covenants or conditions of"

         (b) The word "reasonable" is hereby added after the word "Landlord's" in the first line of Section 8.10(b).

         (c)      The following is hereby deleted from Section 8.10(c):

                           "and with sufficient financial worth considering the responsibility involved and Landlord has been furnished with reasonable proof thereof"

         (d)      The following is hereby deleted from the end of
                  Section 8.10(d):

                           "or any other building in the County of Westchester owned or operated under a ground or underlying lease by Landlord or any person which, directly or indirectly, controls, is controlled by, or is under common control with the Landlord or any person who controls the Landlord."

         (e)      The following is hereby added to the end of Sections
                  8.10(d) and (e):

                           ", unless no space at the Project, comparable to space Tenant desires to assign or sublet, is then available for leasing by Landlord."

R22. The following changes are hereby made to Section 8.11 of this Lease:

         (a) The word "reasonable" is hereby added before the word "costs" in the second and the fourth lines and before the word "legal" in the sixth line.

         (b) The phrase "(up to $2,500 in each instance)" is hereby after the word "costs" in the sixth line.

         (c)      The following sentence is hereby added to the end of
                  Section 8.11:

                           "Notwithstanding anything contained in this Section
                           8.11 to the contrary, if Landlord exercises its option under Section 8.07 to either sublease the Premises or terminate this Lease, Tenant shall be under no obligation to reimburse Landlord for any costs incurred by Landlord in connection with the exercise of either option."

R23. The phrase "90% of" is hereby added before the word "the" in the third line of Section 8.12 of this Lease.

R24. The word "reasonably" is hereby added after the word "shall" in the twenty-second line of Section 8.13 of this Lease.

R25. The number "45" in the fifth line of Section 8.14 of this Lease is hereby deleted, and the number "60" is hereby added in its place.

R26. Section 8.16 of this Lease is hereby deleted and the following is hereby added in its place:

                  "8.16 If Landlord gives its consent to any assignment of this Lease or to any sublease, Tenant shall, in consideration therefor, pay to Landlord, as Additional Charges:

                  (a) in the case of an assignment, an amount equal to 50% of (i) all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, without limitation, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment or personal property affixed to the Premises (collectively, the "Tenant's Fixed Property"); but specifically excluding therefrom sums paid to Tenant for the sale, in connection with an assignment or sublease of the Premises, of Tenant's furniture, furnishings and other unaffixed personal property at the Premises, provided that such sums represent the fair market value of such items and are not being used by Tenant to reduce the amount available to be apportioned equally between Landlord and Tenant pursuant to this Section 8.16), less (ii) the sum of (x) the then net unamortized or undepreciated costs of the Tenant Property being assigned, as determined on the basis of amortization or depreciation used in Tenant's federal income tax returns, and (y) the reasonable out-of-pocket costs incurred by Tenant to effectuate such assignment, including reasonable legal fees and reasonable brokerage fees; and

                  (b) in the case of a sublease, 50% of (i) any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant (including, without limitation, sums paid for the sale or rental of the Tenant's Fixed Property) which is in excess of the Fixed Rent and Additional Charges accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof, less (ii) the sum of the following (which shall be deducted each month from the excess referred to in clause (i) for such month, ratably over the term of the sublease) (x) in the case of the sale of the Tenant's Fixed Property, the then net unamortized or undepreciated costs determined on the basis of amortization or depreciation used in Tenant's federal income tax returns (which shall be deducted each month from the excess referred to in clause (i) for such month, ratably over the term of the sublease), and (y) the reasonable out-of-pocket costs incurred by Tenant to effectuate such sublease, including reasonable legal fees and reasonable brokerage fees payable in connection with such sublease (which shall be deducted each month from the excess referred to in clause (i), prior to any deductions required under clause (ii)(x) of this Section 8.16(b) and prior to any apportionment of such excess between Landlord and Tenant pursuant to this Section 8.16(b) until such out-of-pocket costs are recovered in full)."

R27.     Section 9.03 of this Lease is hereby deleted.

R28. The following is hereby added at the end of Section 11.02 of this Lease:

                  "Landlord shall enforce the Rules and Regulations in a non-discriminatory manner with respect to all tenants of the Project,"

R29. The following changes are hereby made to Section 12.01 of this Lease:

         (a) The phrase "which requires the filing of plans with any governmental authority" is hereby added after the word "Alteration" in the twelfth line.

         (b) The following portion of the parenthetical phrase beginning on the thirteenth line is hereby deleted:

                           "if the approval of all Superior Mortgagees whose Superior Mortgages require the approval of the Superior Mortgagee shall have been obtained"

         (c) The word "reasonably" is hereby added after the word "shall" in the thirty-fourth line.

         (d)      The following is hereby added to the end of Section
                  12.01:

                           "Notwithstanding the foregoing, Landlord shall bear, without reimbursement from Tenant, the costs and expenses described in the foregoing clause (f) in connection with Tenant's initial Alteration of the Premises after the date of this Lease (the "Initial Alterations") to prepare the Main Premises for initial occupancy by Tenant under the sublease dated October 19, 1994 between Carbide as sublessor and Tenant as sublessee (the "Sublease"). In addition, Landlord shall, at Landlord's cost, supervise the development, review and filing of the plans and specifications for, and the construction of, the Initial Alterations. Tenant agrees that any supervision done by Landlord with respect to such plans and specifications shall be without any representations or warranties whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or their compliance with or conformity to any Legal Requirements."

R30. The following changes are hereby made to Section 12.03 of this Lease:

         (a) The phrase "by surety bond or by other customary means" is hereby added after the word "record" in the twenty-first line.

         (b) The number "10" in the twenty-second line is hereby deleted and the number "25" is hereby added in its place.

R31. Section 13.02 of this Lease is hereby deleted and the following is hereby added in its place:

                  "13.02 All (a) movable partitions, business and trade fixtures, machinery and equipment, communications equipment, laboratory equipment, and office equipment, whether or not attached to or built into the Premises, which are installed in the Premises by or for the account of Tenant or Carbide, whether or not installed at the expense of Landlord, which (i) can be removed without structural or other material damage to the Premises or the Building and (ii) are not among the items set forth in Exhibit 2 attached hereto, and (b) furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (all of the foregoing shall hereinafter be collectively called the "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of the Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from the installation and/or removal thereof."

R32. The following is hereby added to the end of Section 14.03 of this Lease:

                  "Landlord, however, shall use reasonable efforts to minimize any interference with or interruption of Tenant's business while making such repairs and changes in the Premises; provided Landlord shall not be required to pay any overtime charges or premium rates in connection therewith."

R33. The following changes are hereby made to Section 15.01 of this Lease:

         (a) The following is added immediately after the first sentence:

                  "Landlord represents that the electric power available to the Premises as of the date hereof is at least 8 watts per actual square foot."

         (b) The phrase "either be calculated pursuant to a mathematical model, or" is hereby added after the word "option" in the seventh line.

         (c) The number "110%" is hereby deleted from the fifteenth, seventeenth and twenty-fifth and the number "100%" is hereby added in each case in its place.

         (d) The following is hereby added at the end of Section 15.01 of this Lease: "If the calculation of electric energy is made pursuant to a mathematical model,

                  Landlord shall provide adequate supporting documentation to enable Tenant to verify that the calculation derived from such mathematical model is consistent with the provisions of the Lease."

R34.     Section 15.02 of this Lease is hereby deleted.

R35. The phrase ", if requested by Tenant," is hereby added after the word "shall" in the first line of Section 15.04 of this Lease.

R36. The following is hereby added to the end of Section 15.06 of this Lease:

                  "If such meters are not maintained by such public utility company, Landlord shall maintain such meters and shall charge the cost of such maintenance to Tenant as an Operating Expense under Section 5.01."

R37. The following changes are hereby made to Section 16.01 of this Lease:

         (a) The phrase "during Business Hours of Business Days" in the eighth line is hereby deleted and the phrase "with 12 air changes per hour during Business Hours, and 4 air changes per hour at all other times" is hereby added in its place.

         (b) The second sentence is hereby deleted and the following added in its place:

                  "If Tenant shall require heat, ventilating or air-conditioning service in addition to the foregoing, Landlord shall furnish such service for such times upon not less than 48 hours advance notice from Tenant."

         (c) The last sentence is hereby deleted and the following is hereby added in its place:

                  "The amount of such Additional Charges for a given period of time shall be equal to 100% of the total cost to Landlord of delivering steam and chilled water for the Premises during such period."

R38. The phrase ", in an amount equal to Landlord's cost of furnishing such hot and cold water," is hereby added to the end of the eighth line of
         Section 17.01 of this Lease.

R39. The following changes are hereby made to Section 17.02 of this Lease:

         (a) The phrase "in a manner standard to the Building" is hereby deleted from the third and fourth lines of such Section of this Lease, and "in accordance with the cleaning schedule attached hereto as Exhibit 3" is hereby added in its place.

         (b) The phrase "and (c) the use of the Premises by Tenant or its subtenants or its or their employees or visitors other than during Business Hours on Business Days" is hereby deleted from the seventeenth, eighteenth, nineteenth and twentieth lines of such Section.

R40. The following is hereby added to the end of Section 17.04 of this Lease:

                  "Landlord represents that the chilled water capacity at the Premises is 50 gpm at 45(degree) Fahrenheit and the steam pressure at the Premises is 100 psi with a capacity of 1,000 pounds per hour."

R41. The following changes are hereby made to Section 17.05 of this Lease:

         (a) The phrase "whether similar or dissimilar" at the end of such Section is hereby deleted.

         (b)      The following is hereby added at the end of such
                  Section:

                           "Landlord shall use reasonable efforts (a) to minimize any interference with or interruption to Tenant's business at the Premises caused by the interruption of such services to the Premises and (b) to give Tenant reasonable notice (except in the case of an emergency, when Landlord or its agents may enter the Premises with no notice at any time or times), in the event of such an interruption of services to the Premises."

R42. The following is hereby added to the end of Article 17 of this Lease:

                           "17.06 Landlord agrees during the term of this
                           Lease:

                       (i) to maintain guards at the guard desk and the
                  reception desk in the Building during the hours of 8:30 - 4:30 Monday through Friday;

                      (ii) to maintain the upkeep of the grounds of the Project at a level at least substantially the same as the level currently maintained at the Project;

                     (iii) to provide snow removal from the parking areas and
                  the walkways at the Project to the same extent as is customary for comparable projects; and

                      (iv) to use reasonable efforts to make available some level of food service to tenants at the Project;

R43. The following is hereby added to the end of Section 18.01 of this Lease:

                  "In the exercise of its right of reasonable access under this
                  Section 18.01, Landlord shall use reasonable efforts to minimize interference with or interruption to Tenant's business at the Premises."

R44. The following is hereby added to the end of Section 18.02 of this Lease:

                  "provided the same do not result in a material loss of usable area in the Premises. In the exercise of its rights under this
                  Section 18.02, Landlord shall use reasonable efforts (a) to do such construction work during non-Business Hours, provided Landlord shall not be required to pay any overtime charges or premium rates in connection therewith, and (b) to minimize interference with or interruption to Tenant's business at the Premises."

R45. The following changes are hereby made to Section 18.03 of this Lease:

         (a) The phrase "at any time or times" in the second line is hereby deleted and the following is hereby added in its place:

                           "during Business Hours upon reasonable prior notice to Tenant and with Tenant's supervision (except in case of an emergency, when Landlord or its agents may enter the Premises at any time or times)"

         (b)      The following is hereby added to the end of
                  Section 18.03:

                           "In the exercise of its rights under this Section
                           18.03 Landlord shall use reasonable efforts (a) to perform the activities required by this Section 18.03 during non-Business Hours provided Landlord shall not be required to pay overtime charges or premium rates in connection therewith and (b) to minimize interference with or interruption to Tenant's business at the Premises."

R46. The number "18" for the first line of Section 18.05 is hereby deleted and the number "15" is hereby added in its place, and the following is added to the end of such Section:

                  "during Business Hours upon reasonable prior notice to Tenant and with Tenant's supervision."

R47. The following is hereby added to the end of Section 18.07 of this Lease:

                  "provided (i) such changes, alterations, additions and improvements shall be in keeping with the Building's status as a first class office and laboratory facility, and shall not result in a material reduction of the usable area in the Premises; and (ii) Landlord shall maintain the hallway between the Premises and the main stairway in the Building substantially as it exists as of the date hereof, unless Tenant exercises its option under Paragraph R69 of this Rider and such hallway becomes a part of the Premises."

R48. The phrase "or permissible" in the second line of Section 18.10 of this Lease is hereby deleted, and the phrase "due to an emergency" is added in its place.

R49.     The following is hereby added at end of Article 18 of this
         Lease:

                  "18.11 Landlord agrees to use reasonable efforts (i) to keep confidential any information regarding Tenant's business which Landlord obtains in the course of its entry into the Premises and (b) to require its agents and their employees to keep confidential any such information such agents or employees obtain in the course of their entry into the Premises, provided that nothing herein shall preclude disclosure of such information to the extent required by law or to the extent necessary to enforce Tenant's obligations hereunder."

R50. The word "reasonable" is hereby added after the word "all" in the twenty-third line of Section 20.03 of this Lease.

R51. The phrase "or inaccessible" is hereby added after the word "untenantable" in the third and sixth lines, respectively, of Section
         21.02 of this Lease, and the phrase "and accessible" is hereby added after the word "tenantable" in the eleventh line of Section 21.02 of this Lease.

R52.     The following is added to the end of Section 21.03 of this
         Lease:

                  "Notwithstanding anything to the contrary contained in Section
                  21.04 hereof, if (i) a
                  material portion (i.e., 30% or more) of the Premises shall be damaged or destroyed or otherwise rendered untenantable by fire or other casualty, and (b) Landlord fails to substantially restore the Premises within 180 days after the date of the fire or other casualty (which 180-day period shall be extended by any delays caused by the acts or omissions of Tenant and/or its agents, employees or contractors or by any of the causes set forth in clauses (a) and (b) of Section 41.04), then Tenant shall have the right thereafter to terminate this Lease by giving Landlord and the Superior Mortgagees notice to such effect prior to the substantial completion of such restoration, in which event the Fixed Rent and Additional Charges shall be prorated and adjusted as of the date of termination."

R53. The word "two" in the eighth line of Section 23.02 of this Lease is hereby deleted and the phrase "one and one-half" is hereby added in its place. The phrase "Landlord's then asking price, on a monthly basis, for comparable space in the Building (or, if Landlord has no asking price, the monthly rent equal to" is hereby deleted from the tenth, eleventh and twelfth lines of such Section, and the parenthesis in the fourteenth line thereof is also hereby deleted.

R54. The phrase "after notice thereof" is hereby added after the word "days" in the third line of Section 24.02(a) of this Lease.

R55.     The number "15" in the fifth, eighth, fourteenth and sixteenth lines of
         Section 24.02(b) of this Lease is hereby deleted and the number "30" is hereby added in its place.

R56. Section 24.02(e) is hereby deleted and the following is hereby added in its place:

                  "(e) if Tenant defaults under any other lease with Landlord for premises at the Project and such default is not remedied within the applicable grace period, if any, provided therefor under such other lease, or

                  (f) if Carbide notifies Tenant of a default by Tenant under the Sublease and such action is adjudicated, and such adjudication is upheld on appellate review, if Tenant timely seeks such review, in favor of Carbide and Tenant does not remedy such default within the applicable grace period, if any, following such adjudication, or

                  (g) if the Sublease is terminated, canceled or surrendered on or prior to December 30, 1997."

R57.     The following is hereby added after Section 24.02 of this
         Lease:

                  "24.03 If a court of competent jurisdiction rules that Tenant has defaulted under the Sublease and such ruling is upheld on appellate review, if Tenant timely seeks such review, then Tenant shall be estopped from contesting or disputing the existence of such default against Landlord."

R58. The word "present" is hereby added after the word "then" in the third line of Section 26.01(a) of this Lease.

R59. The following is hereby added after the word "that" in the twenty-first line of Section 26.01(b) of this Lease:

                  "(i) such expenses of reletting the Premises shall be so deducted from gross rents ratably over the term of the reletting in equal monthly amounts, together with interest thereon at the rate announced by Citibank, N.A. or its successor as its prime or base rate at the time of such reletting and (ii)"

R60. The following is hereby added at the end of Article 26 of this Lease:

                  "26.04 Notwithstanding anything contained in Section 24.02 or this Article 26 to the contrary, if this Lease is terminated under the provisions of Article 24 or if Landlord re-enters the Premises under the provisions of Article 25, based solely upon the occurrence of the facts described in Section 24.02(f) and/or 24.02(g), then the only damages for which Tenant shall be liable under Section 26.01 shall be damages in the same amount as the amount of the payment that would be due upon the exercise by Tenant of its cancellation option under Paragraph R70 of this Lease."

R61. The following changes are hereby made to Section 30.01 of this Lease:

                  (a) The phrase "and Cushman & Wakefield, Inc." is hereby added in the second line.

                  (b) The word "Broker" in the second line is hereby deleted and the word "Brokers" is hereby added in its place.

                  (c)      The following is hereby added at the end of
                  Section 30.01 of the Lease:

                  "Landlord represents that no broker except the Brokers was instrumental in bringing about or consummating this Lease and that Landlord had no conversations or negotiations with any broker except the Brokers concerning the leasing of the Premises. Landlord shall indemnify and hold Tenant harmless against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys' fees and expenses, arising out of any conversations or negotiations had by Landlord with any broker other than the Brokers."

R62.     The phrase "at a comparable location" is hereby added to the end of
         Section 35.01 of this Lease.

R63. The phrase "Except as otherwise provided herein" is hereby added to the beginning of Section 36.01 of this Lease.

R64. The following is hereby added to the end of Article 36 of this Lease:

                  "36.02 Landlord shall indemnify Tenant and its partners, directors, officers, agents and employees from and against any and all claims, demands, losses and liability (including reasonable attorneys' fees) resulting from any alleged or actual violation of Environmental Laws at the Premises by Landlord or any of its agents, employees or contractors. Landlord assumes sole and full responsibility for all present and future acts or omissions of Landlord or any of its agents, employees or contractors while at, near or on the Project and covenants and agrees to indemnify, defend, save and hold harmless Tenant and its respective directors, officers, agents and employees, from and against any and all claims, demands, losses, and liability (including reasonable attorneys' fees) resulting from such acts or omissions, including, but not limited to, personal injury (and death resulting therefrom), property damage, damage to natural resources, and strict liability under Environmental Laws. Notwithstanding anything to the contrary contained herein, Landlord has, and shall have, no obligation or liability with respect to any violations of Environmental Laws at the Premises which were caused by, or any acts or omissions of, Carbide, its agents, contractors, invitees and/or employees. The provisions of this Section 36.02 shall survive the expiration or termination of this Lease."

R65. The following is hereby added immediately prior to the third sentence of Section 39.01 of this Lease:

                  "The Tenant shall have the right to consent, which consent shall not be unreasonably withheld, to the location of the Substitute Premises within 30 days after receiving Landlord's written notice of such proposed relocation. If Landlord has not received Tenant's written consent to or rejection of such proposed location within such 30-day period, Tenant shall be deemed to have consented thereto.

R66. The following is hereby added before the word "and" in the fifteenth line of Section 39.02 of this Lease ", the changing of Tenant's license to handle radioactive materials and the replacing of Tenant's stationery to reflect such move,"

R67. The following is hereby added to the end of Section 41.05 of this Lease:

                  "Notwithstanding anything to the contrary contained in this
                  Section 41.05, if a court having jurisdiction over such matter finds in a written opinion or order that Landlord acted unreasonably and in "bad faith" in withholding a consent that Landlord was required hereunder not to unreason ably withhold, then Tenant shall be entitled to the additional remedy of damages against Landlord on account of such withholding of consent."

R68.     The following is hereby added to the end of Article 41:

                  "41.08 The withholding of Landlord's consent under this Lease shall be considered reasonable in any event if Landlord has been unable to obtain the corresponding consent of a Superior Mortgagee or Superior Lessee whose consent Landlord is required to obtain pursuant to the mortgage or the lease held by such Superior Mortgagee or by a Superior Lessee."

R69. (a) If at any time during the Term of this Lease all or a portion (in either case, the "Offered Space") of the rentable space in the south section of the "Spine 215 Level" of the Building as set forth on
         Exhibit 4 hereto (the "First Offer Space") becomes vacant and not subject to any lease or other right of occupancy, and Landlord does not desire itself to use or occupy all or a material portion thereof, then, provided Tenant is not in default beyond any notice or cure periods under this Lease, Landlord shall make a good faith offer to rent the Offered Space to Tenant (the "First Offer") by sending a written notice to Tenant (the "Offered Space Notice"). The Offered Space Notice shall set forth (i) the Fixed Rent Landlord is then considering charging for the Offered Space as well as rent concessions or tenant work allowances, if any, that Landlord is then considering granting with respect thereto, (ii) an identification of the Offered Space and (iii) such other matters as Landlord may deem appropriate for such Offered Space Notice. Tenant must notify the Landlord in writing, within 30 days after such written notice is given, stating whether Tenant accepts or rejects the First Offer (the "Election Notice"), time being of the essence with respect to the giving of the Election Notice. If Tenant fails to give an Election Notice within such 30-day period, then Tenant will be deemed to have rejected the First Offer. If the Tenant rejects or is deemed to reject such First Offer, then Landlord shall have no further obligation to again offer any of the First Offer Space to Tenant during the Term of this Lease other than

         First Offer Space that subsequently qualifies as Offered Space following the termination of a lease therefor. (b) If, Tenant accepts, by means of the Election Notice, the First Offer contained in the Offered Space Notice within the required 30-day period, then Landlord shall lease to Tenant the Offered Space, on the same terms and conditions as those contained in this Lease (including, without limitation, any renewal options) and for a term commencing on the first day of the month immediately following the month in which the Election Notice is given and continuing coterminous with the Term of this Lease, except (1) the Fixed Rent will be payable at the rate contained in the Offered Space Notice, (ii) Tenant's Proportionate Share under this Lease shall be increased to include the Offered Space and (iii) as may otherwise be set forth in the Offered Space Notice. Such demise of the Offered Space shall be reflected by an amendment to this Lease to include the Offered Space as part of the Premises (but Tenant's failure to execute and deliver such an amendment shall not affect its obligations with respect to the Offered Space). Tenant shall accept the Offered Space in its "as is" condition, and Landlord will not be required to do any work to prepare the Offered Space for Tenant.

         (c) If Tenant accepts a First Offer pursuant to this Paragraph R69, Tenant shall no longer have any option to cancel this Lease pursuant to Paragraph R70.

R70. Tenant shall have the right to cancel this Lease as of December 31, 1997 (the "First Lease Cancellation Date") or, unless Tenant (a) is in default in the payment of Fixed Rent or any Additional Changes under this Lease or (b) is in default beyond the applicable notice or cure period (or has not commenced the cure of any default) in the performance of any other material terms, covenants or conditions of this Lease, as of December 31, 2002 (the "Second Cancellation
         Date"), provided that (x) Tenant gives Landlord written notice of such cancellation at least twelve months prior to the First Cancellation Date or the Second Cancellation Date, as the case may be, and (y) in the case of the First Cancellation Date, Tenant pays to Landlord, simultaneously with the giving of such notice, the amount of $25,000 for expenses incurred by Landlord in connection with this Lease. No such cancellation on the First Cancellation Date shall be effective unless and until the payment to be made pursuant to the foregoing clause (y) has been received by Landlord. If this Lease is canceled pursuant to this paragraph, then the First Cancellation Date or the Second Cancellation Date, as the case may be, shall be treated as if such date were


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

         the date stated in this Lease to be the expiration date of the Term. Notwithstanding anything contained herein to the contrary, if Tenant cancels this Lease effective as of the First Cancellation Date, Tenant shall have no obligation to restore the Premises or remove any Alterations pursuant to Section 12.02 of this Lease, but Tenant shall still be obligated to remove Tenant's Property pursuant to Sections
         13.02 and 13.03 of this Lease.

R71. If Tenant has not canceled this Lease effective as of the First Lease Cancellation Date, then, provided Tenant is not in default beyond any applicable notice and cure period under this Lease, Landlord shall pay the amount of $140,000 to Tenant on the Commencement Date.

R72.     (a)      Tenant, at Tenant's sole option, shall have the right
         to extend the term of this Lease for an additional term of five years (the "Extension Term") commencing on January 1, 2008 and expiring on December 31, 2012. Such option may only be exercised by Tenant's written notice (the "Extension Notice") given to Landlord on or before December 31, 2006, time being of the essence with respect to the giving of such notice, and only if Tenant (i) is not in default in the payment of Fixed Rent or any Additional Charges under this Lease or (ii) is not in default beyond the applicable notice or cure period (or has not commenced the cure of any


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

         default) in the performance of any other material terms,
         covenants or conditions of this Lease, either as of the date of the giving of the Extension Notice or the first day of
         the Extension Term.
         (b) The Fixed Rent payable by Tenant to Landlord during the Extension Term for the Premises shall be at an annual rate that is equal to the fair market rent for the Premises for the Extension Term as determined by Landlord and set forth in a written notice to Tenant, which determination shall be as of October 1, 2007 (the "Determination Date") and which determination shall be made within a reasonable period of time after the Determination Date.
         (c)      (i)    If Tenant gives the Extension Notice in accordance
         with the provisions of (a) above and Tenant disputes the amount of the fair market rent as determined by Landlord pursuant to (b)(i) above, then at any time on or before the date occurring 30 days after Tenant has been notified by Landlord of Landlord's determination of the fair market rent, Tenant may initiate the arbitration process provided for herein by giving notice to that effect to Landlord, and if Tenant so initiates the arbitration process, such notice shall specify the name and address of the person designated to act as an arbitrator on its behalf. If Tenant fails to initiate the arbitration process within such 30-day period,


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

         time being of the essence, then Landlord's determination shall be conclusive. Within 30 days after Landlord's receipt of notice of the designation of Tenant's arbitrator, Landlord shall give notice to Tenant specifying the name and address of the person designated to act as an arbitrator on its behalf. If Landlord fails to notify Tenant of the appointment of its arbitrator within the time above specified, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder and the parties are unable to agree upon such appointment. The two arbitrators so chosen shall meet within 10 days after the second arbitrator is appointed, and if within 60 days after the second arbitrator is appointed the two arbitrators shall not agree upon a determination of the Fixed Rent for the Premises for the Extension Term, they shall together appoint a third arbitrator. If the two arbitrators are unable to agree upon the third arbitrator within 80 days after the appointment of the second arbitrator, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of 15 days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appoint-ment by the American Arbitration Association (or any organization successor thereto) in accordance with its rules then prevailing or if the American Arbitration Association (or such successor organization) shall fail to appoint the third arbitrator within 15 days after such request is made, then either party may apply, on notice to the other, to the Supreme Court, Westchester County (or any other Court having jurisdiction and exercising functions similar to those now exercised by such Court) for the appointment of the third arbitrator. The third arbitrator shall determine whether the fair market rent as determined by the first arbitrator or by the second arbitrator is closer to the actual fair market rent of the Premises and render a written report of his or her determination to both Landlord and Tenant within 60 days from the appointment of the third arbitrator, and the fair market rent as determined by the first arbitrator or the second arbitrator which, in the judgment of the third arbitrator, is closer to the actual fair market rent, shall be applied to determine the Fixed Rent for the Premises for the Extension Term.
             (ii) In determining the fair market rent under this subparagraph
         (c), the arbitrators shall take into account all relevant factors including those provisions of this Lease which will remain in effect during the Extension Term.

            (iii) Landlord and Tenant shall pay the fees and expenses of the arbitrator appointed by or for it, and the fees and expenses of the third arbitrator and all other expenses (not including the attorneys' fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne by the Landlord and Tenant equally.

             (iv) Each of the arbitrators shall have at least ten years' current experience in the leasing and renting of office space in Westchester County office buildings.

              (v) If Tenant initiates the aforesaid arbitration process and as of the first day of the Extension Term the amount of the fair market rent has not been determined, Tenant shall pay Fixed Rent at a monthly rate equal to the Fixed Rent during the last month of the initial Term of this Lease, and when the determination has actually been made, an appropriate retroactive adjustment shall be made as of the first day of the Extension Term. (d) Except as provided in (a) above, Tenant's occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Term of this Lease, provided, however, Tenant shall have no further right to extend the Term of this Lease pursuant to this Paragraph R72, and

         Tenant shall not be entitled to any rental abatement or contribution by Landlord for the cost of improving the Premises during the Extension Term (and, without limiting the generality of the foregoing, the provisions of Paragraphs R69 and R70 shall have no applicability to the Extension Term).

         (e) If Tenant does not timely send the Extension Notice pursuant to provisions of (a) above, this Paragraph R72 of the Rider shall have no force or effect and shall be deemed deleted from this Lease. The termination or cancellation of this Lease during (or prior to) the initial Term hereof shall also terminate and render void any option or right on Tenant's part to extend the Term of this Lease pursuant to this Paragraph R72, whether or not such option or right shall have previously been exercised.


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

                  IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Rider as of the day and year first above written.

                         LANDLORD:

                         KEREN LIMITED PARTNERSHIP

                         By:  Keren Management Limited
                                Partnership, General Partner

                              By:  Keren Developments Inc.

                                  By: /s/ JAMES F. KAY
                                      ----------------------------
                                      Name:  James F. Kay
                                      Title:  President

                         TENANT:

                         CADUS PHARMACEUTICAL CORPORATION

                         By: /s/ JEREMY LEVIN
                             ----------------------------
                             Name: Jeremy Levin
                             Title:  President

                         Tenant's Federal Identification
                         Number

                         13-3660391
                         --------------------------------